      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2002

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                DEERE & COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

                DELAWARE                                                  36-2382580
    (State or other jurisdiction of                                    (I.R.S. Employer
     incorporation or organization)                                  Identification No.)

                              ONE JOHN DEERE PLACE
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-8000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               MICHAEL A. HARRING
                                DEERE & COMPANY
                              ONE JOHN DEERE PLACE
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-5799
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                JOHN DEERE B.V.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                         ------------------------------

                                THE NETHERLANDS
         (State or Other Jurisdiction of Incorporation or Organization)
                                ENERGIESTRAAT 16
                               NL - 5961 PT HORST
                                THE NETHERLANDS
                                +31-77-397-6121

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                   COPIES TO:

                   JONATHAN JEWETT                                      HOWARD G. GODWIN, JR.
                    LISA L. JACOBS                                        EDWARD F. PETROSKY
                 Shearman & Sterling                                Sidley Austin Brown & Wood LLP
                 599 Lexington Avenue                                     787 Seventh Avenue
               New York, New York 10022                                New York, New York 10019

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                        (CALCULATION TABLE ON NEXT PAGE)
                         ------------------------------

    The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED             UNIT(1)             PRICE(1)                FEE
Debt securities(2), warrants to purchase
  debt securities, preferred stock(3),
  depositary shares, common stock(3),
  warrants to purchase common stock,
  currency warrants, indexed warrants and
  other warrants............................      $1,000,000              100%              $1,000,000               $92
Guarantees..................................          (4)                  (4)                  (4)                  (4)

(1) Estimated solely for the purpose of computing the registration fee.

(2) Or, in the event of the issuance of original issue discount debt securities, such higher principal amount as may be sold for an initial public offering price of up to $1,000,000.

(3) Such indeterminate number of shares of common stock and preferred stock as may, from time to time, be issued at indeterminate prices, including common stock and preferred stock issuable upon the conversion, exchange or exercise of other securities of Deere & Company. Each share of common stock includes a right to purchase certain shares of preferred stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(4) No separate consideration will be received for the guarantees.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 9, 2002

P_R_O_S_P_E_C_T_U_S__S_U_P_P_L_E_M_E_N_T
(TO PROSPECTUS DATED             , 2002)

                                   U.S. $  -

                                DEERE & COMPANY

                          MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                JOHN DEERE B.V.

                               MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                 UNCONDITIONALLY GUARANTEED BY DEERE & COMPANY
                                 --------------

    Each issuer may offer from time to time its respective series of Medium-Term Notes. The issuer of a Note will be identified in the applicable pricing supplement. All Notes sold by John Deere B.V. will be fully and unconditionally guaranteed by Deere & Company.

TERMS: We each plan to offer and sell Notes with various terms, including the following:

- Ranking as our senior or subordinated indebtedness in the case of Deere & Company and senior indebtedness in the case of John Deere B.V.

- Stated maturities of 9 months to 30 years from date of issue

- Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

- Payments in U.S. dollars or one or more foreign currencies

- Minimum denominations of $1,000 or other specified denominations for foreign currencies

- Book-entry (through The Depository Trust Company)

- Interest payments on fixed rate Notes on each March 15 and September 15

- Interest payments on floating rate Notes on a monthly, quarterly, seminannual or annual basis

- Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

        - CD rate

        - CMT rate

        - Commercial paper rate

        - Eleventh district cost of funds rate
        - Federal funds rate

        - LIBOR

        - Prime rate

        - Treasury rate

        - Such other interest basis or interest rate formula as may be specified in the applicable pricing supplement

    Each issuer will specify the final terms for each Note issued by it, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement prepared by that issuer.

INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON PAGE S-4.
                               -----------------

                                                PER NOTE                  TOTAL(1)
                                                --------                  --------
Price to Public..........................         -  %                      $  -
Agents' Commissions and Discounts........    -  % to   -  %            $  -  to $  -
Proceeds to the Issuers..................    -  % to   -  %            $  -  to $  -

------------------------
(1)  Or the equivalent thereof in one or more foreign currencies.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the attached prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

    Each issuer may sell the Notes to the Agents, who are named below, as principals for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on the applicable issuer's behalf. Each issuer may also sell the Notes without the assistance of the Agents (whether acting as principal or as agent).

                            ------------------------

BANC OF AMERICA SECURITIES LLC

        BANC ONE CAPITAL MARKETS, INC.

                  BNP PARIBAS

                            CREDIT SUISSE FIRST BOSTON

                                    DEUTSCHE BANK SECURITIES

                                             JPMORGAN

                                                    MERRILL LYNCH & CO.

                                                          SALOMON SMITH BARNEY

                            ------------------------

          The date of this prospectus supplement is            , 2002.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                              --------
Notice Regarding The Netherlands............................     S-3
Risk Factors................................................     S-4
About this Prospectus Supplement and the Pricing
 Supplements................................................     S-6
Description of Notes........................................     S-7
Special Provisions Relating to Foreign Currency Notes.......    S-23
United States Federal Income Taxation.......................    S-27
The Netherlands Taxation....................................    S-38
Plan of Distribution........................................    S-40

                                   PROSPECTUS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................         2
Deere & Company.............................................         3
John Deere B.V..............................................         3
Use of Proceeds.............................................         3
Prospectus..................................................         4
Prospectus Supplement.......................................         5
Description of Debt Securities..............................         6
Description of Debt Warrants................................        27
Description of Preferred Stock..............................        29
Description of Depositary Shares............................        33
Description of Common Stock.................................        36
Description of Common Warrants..............................        37
Description of Currency Warrants............................        40
Description of Indexed Warrants and Other Warrants..........        44
Description of Outstanding Capital Stock....................        47
Plan of Distribution........................................        50
Legal Opinions..............................................        50
Experts.....................................................        50

                            ------------------------

    You should rely only on the information contained or incorporated by reference in this prospectus supplement or the attached prospectus. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since this date.

    In this prospectus supplement, unless the context otherwise requires, we will use the terms "we", "our", "ourselves" and "us" to mean both Deere & Company and John Deere B.V., as issuers of the Notes hereunder.

                        NOTICE REGARDING THE NETHERLANDS

    THE NOTES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR DELIVERED, WHETHER DIRECTLY OR INDIRECTLY, AS PART OF THEIR INITIAL DISTRIBUTION OR AT ANY TIME THEREAFTER, TO ANY PERSON (INCLUDING LEGAL ENTITIES) ESTABLISHED, DOMICILED OR RESIDENT IN THE NETHERLANDS. FURTHERMORE JOHN DEERE B.V. REPRESENTS AND AGREES THAT THE OFFERING, TOGETHER WITH THE DOCUMENTS AND ADVERTISEMENTS IN WHICH THE OFFERING IS MADE OR ANNOUNCED WILL BE IN COMPLIANCE WITH THE APPLICABLE LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, WHICH IS THE JURISDICTION IN WHICH THE PERSONS TO WHOM THE OFFER IS DIRECTED ARE ESTABLISHED, DOMICILED OR RESIDENT. PRIOR TO ANY OFFERING OF NOTES A STATEMENT TO THIS EFFECT BY JOHN DEERE B.V. WILL BE SUBMITTED TO THE DUTCH SECURITIES SUPERVISION BOARD (AUTORITEIT FINANCIELE MARKTEN) PURSUANT TO ARTICLE 3, PARAGRAPH 2 UNDER (C) OF THE EXEMPTION REGULATION PURSUANT TO THE DUTCH ACT ON THE SUPERVISION OF THE SECURITIES TRADE 1995. THIS STATEMENT SHALL BE MENTIONED IN ALL OFFER DOCUMENTS (INCLUDING ADVERTISEMENTS AND OTHER DOCUMENTS ANNOUNCING AN OFFER).

    PURSUANT TO THE NETHERLANDS SAVING CERTIFICATES ACT (WET INZAKE SPAARBEWIJZEN OR THE "SAVING CERTIFICATE ACT") OF 21ST MAY 1985, ANY TRANSFER OR ACCEPTANCE OF SECURITIES (INCLUDING INTERESTS IN ANY GLOBAL SECURITIES) WHICH ARE ZERO-COUPON SECURITIES, OR OTHERWISE FALL WITHIN THE DEFINITION OF SAVINGS CERTIFICATES (SPAARBEWIJZEN) IN THE SAVINGS CERTIFICATES ACT, IS PROHIBITED UNLESS THE TRANSFER AND ACCEPTANCE IS DONE THROUGH THE MEDIATION OF EITHER THE ISSUER THEREOF OR AN INSTITUTION ADMITTED TO THE AMSTERDAM STOCK EXCHANGE. THE AFORESAID PROHIBITION DOES NOT APPLY TO A TRANSFER AND ACCEPTANCE BY NATURAL PERSONS NOT ACTING IN THE COURSE OF THEIR BUSINESS OR PROFESSION. IN ADDITION, PURSUANT TO THE SAVINGS CERTIFICATES ACT, CERTAIN ADMINISTRATION PROCEDURES AND IDENTIFICATION REQUIREMENTS IN RELATION TO THE ISSUE OF, TRANSFER OF, OR PAYMENT ON SECURITIES QUALIFYING AS SAVING CERTIFICATES HAVE TO BE COMPLIED WITH. THE SAVINGS CERTIFICATES ACT IS NOT APPLICABLE TO THE ISSUE AND TRADING OF SECURITIES QUALIFYING AS SAVINGS CERTIFICATES, IF SUCH SECURITIES ARE PHYSICALLY ISSUED OUTSIDE THE NETHERLANDS AND ARE NOT IMMEDIATELY THEREAFTER DISTRIBUTED WITHIN THE NETHERLANDS IN THE COURSE OF PRIMARY TRADING.

                                  RISK FACTORS

    Your investment in the Notes is subject to certain risks, especially if the Notes involve in some way a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the Notes, whether arising because the Notes are denominated in a currency other than U.S. dollars or because the return on the Notes is linked to one or more interest rate or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the Notes and the suitability of your investment in the Notes in light of your particular circumstances. Foreign currency Notes or currency indexed Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Non-U.S. residents should consult their own legal and financial advisors with regard to these matters. You should also consider carefully the matters described below, as well as the other factors described in Deere's Safe Harbor Statements included in its most recent Form 10-Q or Form 10-K filed with the Securities and Exchange Commission.

EXCHANGE RATES AND EXCHANGE CONTROLS MAY ADVERSELY AFFECT YOUR FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES

    If you invest in foreign currency Notes and currency indexed Notes, there will be significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your foreign currency Notes or currency indexed Notes, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your Notes and, generally, in the U.S. dollar-equivalent market value of your Notes. The currency risks with respect to your foreign currency Notes or currency indexed Notes may be further described in the applicable pricing supplement.

    Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency Notes or currency indexed Notes for U.S. dollar based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the foreign currency Notes or currency indexed Notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments affecting the U.S. dollar or any applicable currency occur.

    The paying agent will make all calculations relating to your foreign currency Notes or currency indexed Notes. All of these determinations will, in the absence of clear error, be binding on holders of the Notes.

    Any pricing supplement relating to Notes with a specified currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

THERE MAY BE RISKS ASSOCIATED WITH FOREIGN CURRENCY JUDGMENTS

    The indentures and the Notes will be, except to the extent described in a pricing supplement, governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation payable in a currency other than U.S. dollars may be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency Notes would bear the risk of exchange rate fluctuations between the time the amount of judgment is calculated and the time the specified currency was converted into U.S. dollars and paid to the holders.

    You should consult your own financial and legal advisors as to the risks entailed by an investment in Notes denominated in currencies other than U.S. dollars. These Notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

NOTES INDEXED TO INTEREST RATE, CURRENCY OR OTHER INDICES OR FORMULAS MAY HAVE RISKS NOT ASSOCIATED WITH A CONVENTIONAL DEBT SECURITY

    If you invest in Notes indexed to one or more interest rate, currency or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the Notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

CREDIT RATINGS MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES

    The credit ratings on the Medium-Term Note program may not reflect the potential impact of all risks related to structure and other factors on the value of the Notes. In addition, real or anticipated changes in our credit ratings will generally affect the market value of the Notes.

    For additional information about Deere's credit ratings, see Deere's most recent Form 10-Q or Form 10-K filed with the Securities and Exchange Commission.

ENFORCEMENT OF LIABILITIES WITH RESPECT TO JOHN DEERE B.V.

    John Deere B.V. is an indirect wholly owned subsidiary of Deere & Company incorporated under the laws of The Netherlands. One or more of its directors and the experts named herein with respect to John Deere B.V. reside outside the United States. All or a substantial portion of the assets of these persons, as well as John Deere B.V., are located outside the United States. John Deere B.V. does not conduct business in the United States and it is the position of John Deere B.V. that (except as provided below) it is not subject to service of process in the United States. As a result it may not be possible for investors in the Notes to effect service of process within the United States upon such persons or to enforce against such persons or John Deere B.V. judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. John Deere B.V. has, however, consented to service of process in the United States with respect to any action that may be brought in connection with the Notes or the guaranteed debt indenture. John Deere B.V. has been advised by Netherland's counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and The Netherlands. As a result, to enforce a final judgment against John Deere B.V. obtained in the United States courts, a claimant must bring such final judgment before a Dutch court. John Deere B.V. has been advised by Netherland's counsel that, subject to certain conditions and qualifications, a Dutch court will normally issue a judgment incorporating the final judgment rendered by the United States court.

          ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

    We each intend to use this prospectus supplement, the attached prospectus and a related pricing supplement to offer our Notes from time to time.

    This prospectus supplement provides you with certain terms of the Notes and supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will replace the inconsistent information in the prospectus.

    Each time we issue Notes, the respective issuer will prepare a pricing supplement that will contain additional terms of the offering and the specific description of the Notes being offered. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. The flexibility available to us to set or negotiate individualized terms for Notes means that there will be transactions, particularly with currency indexed Notes, that are quite complex. Often the terms of the Notes differ from the terms described in this prospectus supplement. Any information in the pricing supplement that is inconsistent with this prospectus supplement will replace the inconsistent information in this prospectus supplement.

                              DESCRIPTION OF NOTES

    The following summary of certain terms of the Notes is not complete. For additional terms of the Notes, you should also read the indentures under which the Notes will be issued, which are exhibits to our shelf registration statement (File No. 333- - ). The following description of the offered Notes supplements and, to the extent the descriptions are inconsistent, replaces the description of the general terms and provisions of the debt securities that is found under the heading "Description of Debt Securities" in the prospectus that is attached. The following descriptions will apply to each Note unless otherwise specified in the pricing supplement.

GENERAL

    The Notes will be offered on a continuous basis and may be issued by Deere & Company as senior notes or subordinated notes or by John Deere B.V. as guaranteed notes. The total initial public offering price of the senior, subordinated and guaranteed notes that may be offered using the prospectus supplement, together with any related debt warrants, is $ - or its equivalent in one or more foreign currencies, but this limit will decrease if either issuer sells other securities that are described in the attached prospectus.

    Senior notes are "senior securities", as described in the attached prospectus, and rank equally with all of the unsecured senior debt of Deere & Company. Subordinated notes are "subordinated securities", as described in the attached prospectus, and are junior in right of payment to all Senior Indebtedness of Deere & Company. Guaranteed notes are "guaranteed debt securities", as described in the attached prospectus, and rank equally with all of the unsecured senior debt of John Deere B.V.

    The senior and subordinated notes are direct and unsecured obligations of Deere & Company. The senior notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Series D, Due from 9 months to 30 Years from Date of Issue issued by Deere & Company under the senior indenture referred to in the attached prospectus and the subordinated notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Series D, issued by Deere & Company under the subordinated indenture referred to in the attached prospectus. At the date of this prospectus supplement, no Medium-Term Notes, Series D, were outstanding under either the senior or subordinated indenture.

    The guaranteed notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Due from 9 Months to 30 Years from Date of Issue issued by John Deere B.V. under the guaranteed debt indenture referred to in the attached prospectus. At the date of this prospectus supplement, no Medium-Term Notes were outstanding under the guaranteed debt indenture. Guaranteed notes issued by John Deere B.V. will be fully and unconditionally guaranteed as to the due and punctual payment of principal, any premium, interest and additional amounts by Deere & Company. The guarantee will be an unsecured and unsubordinated obligation of Deere & Company, as guarantor, and will rank pari passu with all other unsecured and unsubordinated obligations of Deere & Company. For a discussion of this guarantee, please see "Description of Debt Securities--Provisions Applicable to All of the Indentures--Full and Unconditional Guarantee of Debt Securities of John Deere B.V." in the attached prospectus.

    Unless otherwise specified in the applicable pricing supplement, all amounts of principal of, and any premium and interest on, any guaranteed notes will be paid by John Deere B.V. without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to John Deere B.V. is organized. For a discussion of the payment of these taxes, assessments or charges, please see "Description of Debt Securities--Provisions Applicable to All of the

Indentures--Payment of Additional Amounts with Respect to the Guaranteed Debt Securities" in the attached prospectus. In addition, unless otherwise specified in the applicable pricing supplement, John Deere B.V. may redeem the guaranteed notes in the event certain tax events occur, to the extent set forth under "Description of Debt Securities--Provisions Applicable to All of the Indentures--Optional Tax Redemption" in the attached prospectus.

    The indentures do not limit the amount of Notes or other debt obligations that either Deere & Company or John Deere B.V. may issue.

    The Notes are not subject to any sinking fund.

    The defeasance and covenant defeasance provisions of the indentures described under "Description of Debt Securities -- Provisions Applicable to All of the Indentures -- Defeasance" in the attached prospectus will apply to the Notes.

    Unless otherwise specified in the applicable pricing supplement, the Notes will be denominated in U.S. dollars and all payments on the Notes will be made in U.S. dollars. For further information regarding foreign currency Notes see "Risk Factors" and "Special Provisions Relating to Foreign Currency Notes".

    Payment of the purchase price of the Notes must be made in immediately available funds.

    As used in this prospectus supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); and provided, further, that, with respect to Notes as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.

    "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

    "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term "Principal Financial Center" means the following cities in the case of the following currencies:

             CURRENCY                          PRINCIPAL FINANCIAL CENTER
             --------                          --------------------------
           U.S. dollars                           The City of New York
        Australian dollars                               Sydney
                                     Melbourne (solely in the case of the specified
                                                       currency)
         Canadian dollars                               Toronto
       New Zealand dollars                       Auckland & Wellington
                                     (solely in the case of the specified currency)
        Portuguese escudos                               Lisbon
        South African rand                            Johannesburg
           Swiss francs                                  Zurich

and with respect to euros, the "Principal Financial Center" means the principal financial center of the Participating State as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the calculation agent.

    The authorized denominations of Notes denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of foreign currency Notes will be set forth in the applicable pricing supplement.

BOOK-ENTRY DEBT SECURITIES

    The Notes will be issued in book-entry form only. This means that we will not issue actual Notes or certificates to each holder. Instead, we will issue a Global Security representing Notes with similar terms and the Global Security will be held by The Depository Trust Company ("DTC") or its nominee. In order to own a beneficial interest in a Note, you must be an institution that has an account with DTC or have an account with an institution, such as a brokerage firm, that has an account with DTC. For a more complete description of Book-Entry Debt Securities, see "Description of Debt Securities--Provisions Applicable to All of the Indentures--Global Securities" in the prospectus.

    Payments of principal of, premium, if any, and interest on, Notes represented by a Global Security will be made in same-day funds to DTC in accordance with arrangements then in effect between the applicable Trustee and DTC.

INTEREST AND INTEREST RATES

    GENERAL

    Each Note will begin to accrue interest from the date it is originally issued. The related pricing supplement will specify each Note as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related pricing supplement also will describe the method for the calculation and payment of principal and interest. The pricing supplement for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

    A Note may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

    Interest rates offered with respect to Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. Notes with similar variable terms but different interest rates, as well as Notes with different variable terms, may be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted.

    FIXED RATE NOTES

    The pricing supplement for Fixed Rate Notes will describe a fixed interest rate payable semi-annually in arrears on each March 15 and September 15 (each an "Interest Payment Date"). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal, premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the maturity date or Interest Payment Date.

    ORIGINAL ISSUE DISCOUNT NOTES

    We may issue original issue discount Notes (including zero coupon Notes) ("OID Notes"), which are Notes issued at a discount from the principal amount payable at the maturity date. There may not be any periodic interest payments on OID Notes. For these Notes, interest normally accrues during the life of the Note and is paid at the maturity date or upon earlier redemption. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under "--Optional Redemption, Repayment and Repurchase". This amount normally is less than the amount payable at the maturity date.

    AMORTIZING NOTES

    We may issue amortizing Notes, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each Note ("Amortizing Notes"). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related pricing supplement for an Amortizing Note will include a table setting forth repayment information.

    FLOATING RATE NOTES

    Each Floating Rate Note will have an interest rate basis or formula. That basis or formula may be based on:

    - the CD Rate;

    - the Commercial Paper Rate;

    - LIBOR;

    - the Federal Funds Rate;

    - the Prime Rate;

    - the Treasury Rate;

    - the CMT Rate;

    - the Eleventh District Cost of Funds Rate; or

    - another negotiated interest rate basis or formula.

    The pricing supplement will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law for general application.

    We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the pricing supplement, the paying agent will be the calculation agent for each Note.

    Unless otherwise specified in a pricing supplement, the "Calculation Date", if applicable, relating to an Interest Determination Date will be the earlier of
(i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the maturity date, as the case may be.

    Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.

    CHANGE OF INTEREST RATE. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semi-annually, annually or on some other specified basis (each, an "Interest Reset Date"). The Interest Reset Date will be:

    - for Notes with interest that resets daily, each Business Day;

    - for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

    - for Treasury Rate Notes with interest that resets weekly, Tuesday of each week, except as described below under "Date Interest Rate is Determined";

    - for Notes with interest that resets monthly, the third Wednesday of each month;

    - for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

    - for Notes with interest that resets semi-annually, the third Wednesday of each of the two months of each year indicated in the applicable pricing supplement; and

    - for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable pricing supplement.

    The related pricing supplement describes the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the subsequent Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of a LIBOR Note, in which case, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day. In addition, for Treasury Rate Notes, if an Interest Determination Date would otherwise fall on an Interest Reset Date, the particular Interest Reset Date will be postponed to the next succeeding Business Day.

    DATE INTEREST RATE IS DETERMINED. The Interest Determination Date for all CD, CMT and Commercial Paper Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date.

    The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

    The Interest Determination Date for Federal Funds and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

    The Interest Determination Date for an Eleventh District Cost of Funds Rate
Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the index.

    The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

    PAYMENT OF INTEREST.  Interest is paid as follows:

    - for Notes with interest payable daily, weekly or monthly, on the third Wednesday of each month;

    - for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

    - for Notes with interest payable semi-annually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

    - for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an "Interest Payment Date"); and

    - at maturity, redemption or repurchase.

    Each interest payment on a Floating Rate Note will include interest accrued from, and including, the issue date or the last Interest Payment Date, as the case may be, to, but excluding, the following Interest Payment Date or the maturity date, as the case may be.

    Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record on the corresponding Regular Record Date. If an Interest Payment Date (but not the maturity date) is not a Business Day (except for LIBOR Notes), payment will be postponed to the next Business Day. In the case of LIBOR Notes, the Interest Payment Date will be the preceding Business Day if the next Business Day is in the next calendar month. If the maturity date of any Floating Rate Note is not a Business Day, principal and premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the maturity date.

    Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

    CD RATE NOTES. The "CD Rate" for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, for that Interest Determination Date under the heading "CDs (secondary market)". The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formulae will be calculated.

    The following procedures will be followed if the CD Rate cannot be determined as described above:

    - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity described in the pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)".

    - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the pricing supplement. The calculation agent will select the three dealers referred to above.

    - If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

    "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

    "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

    COMMERCIAL PAPER RATE NOTES. The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Commercial Paper -- Nonfinancial".

    The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

    - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the pricing supplement, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper -- Nonfinancial".

    - If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of US dollar commercial paper in New York City (which may include an agent or its affiliates) as of 11:00 A.M., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the pricing supplement placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above.

    - If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

    "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                    D X 360
Money Market Yield   =         ----------------             X      100
                                 360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.

    LIBOR NOTES. On each Interest Determination Date, the calculation agent will determine LIBOR as follows:

    - If "LIBOR Telerate" is specified in the pricing supplement, LIBOR will be the rate for deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement commencing on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.

    - If "LIBOR Reuters" is specified in the pricing supplement, LIBOR will be the average of the offered rates calculated by the calculation agent, or the offered rate, if the Designated LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement commencing on the applicable Interest Reset Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

If the pricing supplement does not specify "LIBOR Telerate" or "LIBOR Reuters," the LIBOR Rate will be LIBOR Telerate.

On any Interest Determination Date on which fewer than two offered rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

    - LIBOR will be determined on the basis of the offered rates at which deposits in the LIBOR Currency having the Index Maturity described in the related pricing supplement on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major reference banks (which may include affiliates of the agent) in the London interbank market commencing on the applicable Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in the LIBOR Currency. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.

    - If fewer than two quotations are provided as mentioned above, LIBOR will be the rate calculated by the calculation agent as the average of the rates quoted by three major banks, which may include affiliates of the agent, in the Principal Financial Center at approximately 11:00 A.M., in the Principal Financial Center, on that Interest Determination Date for loans to leading European banks in the LIBOR Currency having the Index Maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time. The calculation agent will select the three banks referred to above.

    - If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on the Interest Determination Date.

    "LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, United States dollars.

    "Designated LIBOR Page" means:

    - if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

    - if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method of calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service, "Telerate") on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

    FEDERAL FUNDS RATE NOTES. The "Federal Funds Rate" for any Interest Determination Date is the rate on that date for United States dollar Federal Funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Federal Funds (Effective)", as such rate is displayed on Telerate on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120").

    The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

    - If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date for United States dollar federal funds, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)".

    - If that rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight United States dollar Federal funds arranged by three leading brokers of United States dollar Federal Funds transactions in New York City as of 9:00 A.M., New York City time which may include the agent or its affiliates, on that Interest Determination Date. The calculation agent will select the three brokers referred to above.

    - If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Interest Determination Date.

    PRIME RATE NOTES. The "Prime Rate" for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan".

    The following procedures will be followed if the Prime Rate cannot be determined as described above:

    - If the rate is not published in H.15(519) H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters screen designated as "US PRIME 1 Page" as that bank's prime rate or base lending rate in effect as of 11:00 A.M., New York City time for that Interest Determination Date.

    - If fewer than four rates appear on the Reuters screen US PRIME 1 Page on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks which may include the agent or its affiliates in the City of New York selected by the calculation agent.

    - If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

    "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES. The "Treasury Rate" for any Interest Determination Date is the rate set at the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity described in the related pricing supplement under the caption "INVESTMENT RATE" on the display on Telerate on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") by 3:00 P.M., New York City time, on the Calculation Date for that Interest Determination Date.

    The following procedures will be followed if the Treasury Rate cannot be determined as described above:

    - if the rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the bond equivalent yield of the rate for the applicable treasury bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

    - if such rate is not so published in the H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be bond equivalent yield of the auction rate of the applicable treasury bills announced by the United States Department of the Treasury, or

    - if the rate referred to above is not yet published or announced by the United States Department of the Treasury by 3:00 P.M., New York City time, or if the auction is not held, then the Treasury Rate will be the bond equivalent yield of the rate on the applicable Interest Determination Date of treasury bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

    - if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate will be the rate on the applicable Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

    - if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, (which may include the agent or its affiliates) selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement, or

    - if fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will remain the Treasury Rate in effect on that Interest Determination Date.

"Bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                        D X N
Bond equivalent yield   =         ----------------             X      100
                                    360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CMT RATE NOTES.  The "CMT Rate" for any Interest Determination Date is:

(1) if CMT Telerate Page 7051 is specified in the applicable pricing supplement:

    - the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Treasury Constant Maturities," as the yield is displayed on Telerate (or any successor service), on page 7051 (or any other page as may replace page 7051 on that service) ("Telerate Page 7051"), for the applicable Interest Determination Date, or

    - if the above rate does not appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement and for the applicable Interest Determination Date as published in H.15(519) under the heading "Treasury Constant Maturities", or

    - if the above rate does not appear on Telerate Page 7051 or is not yet published in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

    - if that rate is not published, then the CMT Rate will be calculated by the calculation agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York, (which may include the agents or their affiliates) (each, a "reference dealer"), selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    - if fewer than five but more than two of the prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or,

    - if fewer than three prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in securities in the market at that time, or

    - if fewer than five but more than two prices referred to above are provided as requested on the Interest Determination Date, then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

    - if fewer than three prices referred to above are provided as requested, the CMT Rate will then be the CMT Rate in effect on the applicable Interest Determination Date.

(2) if CMT Telerate Page 7052 is specified in the applicable pricing supplement:

    - the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the heading "Treasury Constant Maturities," as the yield is displayed on Telerate or any successor service, on page 7052 (or any other page as may replace that specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

    - if the above rate is not published on Telerate Page 7052, then the CMT Rate will be the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities", or

    - if the above rate is not published on Telerate Page 7052 or is not yet published or in H.15(519), for the one-week or one-month, as specified in the applicable pricing supplement, then the CMT Rate will be the average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

    - if the Federal Reserve Bank of New York does not publish the rate referred to above, then the CMT Rate will be calculated by the calculation agent as a yield to maturity based on the average of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity no more than 1 year shorter than the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    - if fewer than five but more than two of the prices referred to above are provided as requested, on the Interest Determination Date then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

    - if fewer than three prices referred to above are provided as requested, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at the time, or

    - if fewer than five but more than two prices referred to above are provided as requested, on the Interest Determination Date then the CMT Rate will be the average of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

    - if fewer than three prices referred to above are provided as requested, the CMT Rate will be the CMT Rate in effect on the applicable interest determination date.

    If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable pricing supplement the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

    ELEVENTH DISTRICT COST OF FUNDS RATE NOTES. The "Eleventh District Cost of Funds Rate" for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on the Telerate Page 7058 (or any other page as may replace that specified page on that service) as of 11:00 A.M., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption "11th District".

    The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

    - If the rate is not displayed on the relevant page as of 11:00 A.M., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

    - If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

INDEXED NOTES

    We may issue Notes for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of Notes, which we call "Indexed Notes", are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

    If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by one of us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed

Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the pricing supplement, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal tax considerations.

RENEWABLE NOTES

    We may issue Renewable Notes ("Renewable Notes"), which are notes that will automatically renew at their maturity date unless the holder of the Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related pricing supplement.

    The holder of the Renewable Note must give notice of termination at least 15 but not more than 30 days prior to the Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of his or her Renewable Notes only if the terms of the Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related pricing supplement will identify a final maturity date beyond which the maturity date cannot be renewed.

    If a note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee.

EXTENDIBLE NOTES

    We may issue Notes whose stated maturity date may be extended at our option (an "Extendible Note") for one or more whole year periods (each an "Extension Period"), up to but not beyond a final maturity date described in the related pricing supplement (but not to exceed 30 years from the date of issue).

    We may exercise our option to extend the Extendible Note by notifying the applicable Trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective maturity date. If we elect to extend the Extendible Note, the Trustee (or paying agent) will mail (at least 40 days prior to the maturity date) to the registered holder of the Extendible Note a notice (an "Extension Notice") informing the holder of our election, the new maturity date and any updated terms. Upon the mailing of the Extension Notice, the maturity of that Note will be extended automatically as set forth in the Extension Notice.

    However, we may, not later than 20 days prior to the maturity date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable Trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holder of the Note. The notice will be irrevocable.

    If we elect to extend the maturity of an Extendible Note, the holder of the Note will have the option to instead elect repayment of the Note by us on the then effective maturity date. In order for an Extendible Note to be so repaid on the maturity date, we must receive, at least 15 days but not more than 30 days prior to the maturity date:

        (1) the Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed; or

        (2) a facsimile transmission, telex or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the applicable Trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; PROVIDED, HOWEVER, that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable Trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

    If a Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee.

WARRANTS AND UNITS

    We may issue Notes paired with Warrants. A description of the Warrants to be issued with Notes will be included in the related pricing supplement.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

    The pricing supplement for a Note will indicate whether Deere & Company or John Deere B.V. will have the option to redeem the Note issued by it before the stated maturity and the price and date or dates on which redemption may occur. If we are allowed to redeem a Note, we may exercise the option by notifying the Trustee and the paying agent at least 45 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the Trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If a Note is only redeemed in part, we will issue a new Note or Notes for the unredeemed portion.

    Unless otherwise specified in the applicable pricing supplement, any right granted to John Deere B.V. to optionally redeem a Note issued by it will be in addition to its right to redeem a Note in the event certain tax events occur, to the extent set forth under

"Description of Debt Securities--Provisions Applicable to All of the Indentures--Optional Tax Redemption" in the attached prospectus.

    The pricing supplement relating to a Note will also indicate whether you will have the option to elect repayment by the applicable issuer to the stated maturity and the price and the date or dates on which repayment may occur.

    For a Note to be repaid at your election, the paying agent must receive at least 30 but not more than 60 days prior to an optional repayment date, such Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the NASD or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the Note and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a Note for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the Note, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your Note will be cancelled, and we will issue a new Note or Notes for the remaining amount.

    DTC or its nominee will be the holder of each Global Security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a Global Security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

    Regardless of anything in this prospectus supplement to the contrary, if a
Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the Note that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

    We may at any time purchase Notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any Notes that we purchase.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

GENERAL

    Unless otherwise indicated in the applicable pricing supplement, the Notes will be denominated in U.S. dollars, payments of principal of and interest on the Notes will be made in U.S. dollars and payment of the purchase price of the Notes must be made in immediately available funds. If any of the Notes ("Foreign Currency Notes") are to be denominated or payable in a currency or currency unit other than U.S. dollars (a "specified currency"), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of Notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

    A pricing supplement with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

CURRENCIES

    We may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable pricing supplement, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

    Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable pricing supplement and, in the case of a composite currency, a description thereof and a description of provisions for payment in the event the composite currency is no longer used for the purposes for which it was established.

PAYMENT OF PRINCIPAL AND INTEREST

    The principal of and interest on Foreign Currency Notes is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder elects to be paid in the specified currency, or as otherwise specified in the applicable pricing supplement.

    Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable pricing supplement (the "Exchange Rate Agent") at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.

    Unless otherwise indicated in the applicable pricing supplement, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the Trustee in The City of New York on or prior to the regular record date or at least fifteen calendar days prior to maturity, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the regular record date or at least fifteen calendar days prior to maturity, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the Specified Currency may be made.

    Unless otherwise specified in the applicable pricing supplement, if the specified currency is other than United States dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its interest on or prior to the applicable record date or at least fifteen calendar days prior to the maturity, as the case may be, of such beneficial owner's election. The participant must notify the depositary of such election on or prior to the third business day after such record date or at least 12 calendar days prior to maturity, as the case may be, and the depositary will notify the Trustee of such election on or prior to the fifth business day after such record date or at least ten calendar days prior to the maturity, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the Participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See "Description of Debt Securities--Provisions Applicable to All of the Indentures--Global Securities" in the attached prospectus.

    Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus and this prospectus supplement with respect to Notes denominated in U.S. dollars. See "Description of Notes--General". Interest on Foreign Currency Notes paid in the specified currency will be paid by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of Foreign Currency Notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such Notes at the corporate trust office of the Trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least
15 calendar days prior to maturity by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the Trustee to make these payments in accordance with its normal procedures.

PAYMENT CURRENCY

    If a specified currency is not available for the payment of principal or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve

Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable pricing supplement. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the Notes.

    All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

    AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

                     UNITED STATES FEDERAL INCOME TAXATION

    In the opinion of Shearman & Sterling, our special United States federal income tax counsel, the following discussion accurately describes the material United States federal income tax consequences of the purchase, ownership, and disposition of a Note, subject to the limitations stated below. Such opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion does not address all of the United States federal income tax consequences that may be applicable to a holder of a Note in light of its own particular situation. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the United States federal income tax law, such as financial institutions, individual retirement and other tax-deferred accounts, dealers in securities or currencies, life insurance companies, tax-exempt organizations, persons holding Notes as a hedge or hedged against currency risk, as a position in a straddle for tax purposes, as part of a "synthetic security" or other integrated investment comprised of a Note and one or more other investments or United States persons (as defined below) whose functional currency is other than the U.S. dollar. It also does not discuss the tax consequences to subsequent purchasers of Notes and is limited to investors who hold Notes as a capital asset.

    The United States federal income tax consequences of purchasing, holding or disposing of a particular Note will depend, in part, on the particular terms of such Note as set forth in the applicable pricing supplement. The United States federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Notes that combine fixed and floating rate terms, Indexed Notes, Renewable Notes, Extendible Notes and exchangeable or convertible Debt Securities and Notes with Warrants will be set out in the applicable pricing supplement. Persons considering the purchase of Notes and making any election under the Code or the Treasury Regulations with respect to such Notes should consult their own tax advisors concerning the application of the United States federal income tax law to their particular situations as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

    "Single Foreign Currency Note" means a Note on which all payments that a holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency. "Foreign Currency" means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

    Persons considering the purchase of guaranteed debt securities issued by John Deere B.V. should be aware that, unlike debt instruments issued by a U.S. corporation, interest income on those securities will be from foreign sources for United States federal income tax purposes and subject to the special rules described below under "Source of Income and Foreign Tax Credit" so long as John Deere B.V. is treated as a separate entity from (and not a conduit of) Deere & Company for such purposes. Deere & Company and John Deere B.V. will take the position for United States federal income tax purposes that they are separate entities.

UNITED STATES PERSONS

    For purposes of the following discussion, "United States person" means an individual who is a citizen or resident of the United States, an estate subject to United States federal income taxation without regard to the source of its income, a corporation, partnership or other business entity created or organized in or under the laws of the United States or any

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state thereof or the District of Columbia, or a trust if both (A) a court within the United States is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust. The following discussion pertains only to a holder of a Note who is a beneficial owner of such Note and who is a United States person.

    PAYMENTS OF INTEREST ON NOTES THAT ARE NOT DISCOUNT NOTES

    Except as discussed below under "Discount Notes" and "Short-Term Notes", payments of interest on a Note and additional amounts paid in respect of any Netherlands withholding taxes imposed on payments on guaranteed debt securities issued by John Deere B.V. (as described in "Description of Debt Securities--Provisions Applicable to All of the Indentures--Payment of Additional Amounts with Respect to the Guaranteed Debt Securities" in the attached prospectus) will be taxable to a holder as ordinary interest income at the time they are accrued or received in accordance with the holder's method of tax accounting. If a payment is denominated in or determined with reference to a single Foreign Currency, the amount required to be included in income by a cash basis holder will be the U.S. dollar value of the amount paid (determined on the basis of the "spot rate" on the date such payment is received) regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.

    Except in the case of a Spot Rate Convention Election (as defined below), a holder of a Single Foreign Currency Note who uses the accrual method of accounting or is otherwise required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). Upon receipt of an interest payment, such holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the "spot rate" on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Internal Revenue Service (the "Service").

    A holder may elect (a "Spot Rate Convention Election") to translate accrued interest into U.S. dollars at the "spot rate" on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, at the "spot rate" on the last day of the taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing holder may instead translate such accrued interest into U.S. dollars at the "spot rate" on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the Service.

    For purposes of this discussion, the "spot rate" generally means a rate that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the Service has the authority to determine the spot rate.

    PURCHASE, SALE, EXCHANGE OR RETIREMENT OF NOTES

    A holder's tax basis in a Note generally will be the U.S. dollar cost of the Note to such holder (as defined below), increased by any original issue discount, market discount or acquisition discount (all as defined below) previously included in the holder's gross income (as described below), and reduced by any amortized premium (as described below) taken into account by the holder and any principal payments and payments of stated interest that are not payments of qualified stated interest (as defined below) received by the holder. The U.S. dollar cost of a Note purchased with a Foreign Currency generally will be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Notes traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis holder (or an accrual basis holder that so elects), on the settlement date for the purchase.

    Upon the sale, exchange or retirement of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (or the U.S. dollar value at the spot rate on the date of the sale, exchange or retirement of the amount realized in Foreign Currency), except to the extent such amount is attributable to accrued interest, and the holder's tax basis in the Note. Except with respect to (i) gains or losses attributable to changes in exchange rates (as described in the next paragraph), (ii) gain attributable to market discount (as described below) and
(iii) gain on the disposition of a Short-Term Note (as described below), gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

    Gain or loss recognized by a holder on the sale, exchange or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange or retirement.

    EXCHANGE OF FOREIGN CURRENCY

    A holder's tax basis in Foreign Currency purchased by the holder generally will be the U.S. dollar value thereof at the spot rate on the date such Foreign Currency is purchased. A holder's tax basis in Foreign Currency received as interest on, or on the sale, exchange or retirement of, a Single Foreign Currency Note will be the U.S. dollar value thereof at the spot rate at the time such Foreign Currency is received. The amount of gain or loss recognized by a holder on a sale, exchange or other disposition of Foreign Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of the Foreign Currency, or the fair market value in U.S. dollars of the property received by the holder in the sale, exchange or other disposition, and (ii) the holder's tax basis in the Foreign Currency.

    Accordingly, a holder that purchases a Note with Foreign Currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the Foreign Currency and the U.S. dollar value at the spot rate of the Foreign Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the Service.

    DISCOUNT NOTES

    The following rules apply if a Note is issued with original issue discount ("Discount Notes") for United States federal income tax purposes. For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of each Discount Note over its issue price, if such excess is greater than or equal to a DE MINIMIS amount (generally 1/4 of 1% of the Discount Note's stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date). The issue price of an issue of Discount Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes are sold for money. For this purpose, sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers are ignored. The stated redemption price at maturity of a Discount Note is the sum of all payments provided by the Discount Note other than payments of "qualified stated interest". Under the Treasury Regulations relating to original issue discount (the "OID Regulations"), "qualified stated interest" includes stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a holder of a Discount Note will be required to include original issue discount in taxable income as it accrues before the receipt of cash attributable to such income, regardless of such holder's method of accounting for tax purposes. Special rules for Variable Rate Notes (as defined below under "Variable Rate Notes") are described below under "Variable Rate Notes".

    The amount of original issue discount includible in taxable income by the initial holder of a Discount Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such holder held such Note ("accrued original issue discount"). Generally, the daily portion of the original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the "accrual periods" for a Discount Note may be selected by each holder, may be of any length, and may vary in length over the term of a Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess (if any) of (a) the product of a Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over (b) the amount of qualified stated interest, if any, payable on such Discount Note and allocable to such accrual period. The "adjusted issue price" of a Discount Note at the beginning of any accrual period generally is the sum of the issue price of a Discount Note plus the accrued original issue discount allocable to all prior accrual periods, reduced by any prior payments on the Discount Note other than payments of qualified stated interest. Under these rules, a holder of a Discount Note generally will have to include in taxable income increasingly greater amounts of original issue discount in successive accrual periods.

    Original issue discount on a Discount Note that is also a Single Foreign Currency Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, including the application of a Spot Rate Convention Election. See "Payments of Interest on Notes that are not Discount Notes". Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of a Discount Note), a holder will recognize exchange gain or loss to the extent of the difference between such holder's basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the Service. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.

    If a holder's tax basis in a Discount Note immediately after purchase exceeds the adjusted issue price of the Discount Note (the amount of such excess is considered "acquisition premium") but is not greater than the stated redemption price at maturity of such Discount Note, the amount includible in income in each taxable year as original issue discount is reduced (but not below zero) by that portion of the excess properly allocable to such year.

    If a holder purchases a Discount Note for an amount in excess of the stated redemption price at maturity, the holder does not include any original issue discount in income and generally may be subject to the "bond premium" rules discussed below. See "Amortizable Bond Premium". If a holder has a tax basis in a Discount Note that is less than the adjusted issue price of such Discount Note, the difference may be subject to the market discount provisions discussed below. See "Market Discount".

    Under the OID Regulations, a holder of a Note may elect to include in gross income all interest that accrues on such Note using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes issued with amortizable bond premium or market discount. Once made with respect to a Note, the election cannot be revoked without the consent of the Service. A holder considering an election under these rules should consult a tax advisor.

    MARKET DISCOUNT

    If a holder purchases a Note (other than a Discount Note or a short-term note) for an amount that is less than its stated redemption price at maturity, or purchases a Discount Note for less than its "revised issue price" (as defined under the Code) as of the purchase date, the amount of the difference will be treated as "market discount" unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules of the Code, a holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a holder who purchases a Note with market discount may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction.

    Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount under the rules applicable to original issue discount. A holder may elect to include market discount in income (generally as ordinary income) currently as it accrues, in which case the rules described above regarding the deferral of interest deductions will not apply. Such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Service.

    With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing holder will recognize exchange gain or loss with respect to accrued market discount under the same rules as apply to accrued interest on a Single Foreign Currency Note received by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    AMORTIZABLE BOND PREMIUM

    Generally, if a holder's tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the holder may elect to amortize as an offset to interest income on the Note under the constant interest rate method over the period from his acquisition date to the Note's maturity date. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the Service. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. Special amortization rules apply with respect to Single Foreign Currency Notes.

    VARIABLE RATE NOTES

    A "Variable Rate Note" is a Note that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) the product of (x) the total noncontingent principal payments, (y) the number of complete years to maturity from the issue date and (z) .015, or (2) 15 percent of the total noncontingent principal payments, and (ii) does not provide for stated interest other than stated interest compounded or paid at least annually at (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

    A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate. A "current value" of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

    A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated or (ii) it is equal to the product of such a rate and either
(a) a fixed multiple that is greater than .65 but not more than 1.35, or (b) a fixed multiple greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a Note provides for two or more qualified floating rates that (i) are within 0.25 percent of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected to significantly affect the yield on the Note.

    An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

    If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percent or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate. Under these rules, Commercial Paper Rate Notes, LIBOR Notes, Treasury Rate Notes, CD Rate Notes, Federal Funds Rate Notes, Prime Rate Notes, and CMT Rate Notes generally will be treated as Variable Rate Notes.

    In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash at least annually, all stated interest on the Note is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Note.

    If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Note are generally determined by
(i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Note),
(ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

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    If a Variable Rate Note provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

    SHORT-TERM NOTES

    In general, an individual or other cash method holder of a Note that matures one year or less from the date of its issuance (a "Short-Term Note") is not required to accrue original issue discount on such Note unless it has elected to do so. Holders who report income for federal income tax purposes under the accrual method, however, and certain other holders, including banks, dealers in securities and electing holders, are required to accrue original issue discount (unless the holder elects to accrue "acquisition discount" in lieu of original issue discount) on such Note. "Acquisition discount" is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the holder's tax basis in the Short-Term Note at the time of the acquisition. In the case of a holder who is not required and does not elect to accrue original issue discount or acquisition discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of sale, exchange or retirement. Such a holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless an election is made to use the constant yield method (based on daily compounding).

    In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a holder on the accrual basis. See "Payments of Interest on Notes that are not Discount Notes".

    A holder which is not required to, and which does not elect to, accrue original issue discount, or acquisition discount, will determine exchange gain or loss with respect to accrued original issue (or acquisition) discount on a sale, exchange, retirement or on maturity of a Short-Term Note in the same manner that a cash basis holder would account for interest income on a Single Foreign Currency Note.

    The market discount rules will not apply to a Short-Term Note having market discount.

    NOTES SUBJECT TO CONTINGENCIES INCLUDING OPTIONAL REDEMPTION

    In general, the following rules apply if a Note provides for an alternative payment schedule applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and one of such payment schedules is more likely than not to occur or the Note provides us or the holder with an unconditional option or options exercisable on one or more dates during the term of the Note. If based on all the facts and circumstances as of the issue date a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Note are computed based on this payment schedule.

    Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if we have or the holder has an unconditional option or options that, if exercised, would require payments to be made on the Notes under an alternative payment schedule or schedules, then
(i) in the case of an option or options exercisable by us, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the holder, the holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount at maturity.

    If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of original issue discount, the Note is treated as retired and then reissued on the date of the change in circumstances for an amount equal to the Note's adjusted issue price on that date.

    SOURCE OF INCOME AND FOREIGN TAX CREDIT

    As discussed above, unlike debt instruments issued by a U.S. corporation, interest income on guaranteed debt securities issued by John Deere B.V. will be from foreign sources so long as John Deere B.V. is treated as a separate entity from (and not a conduit of) Deere & Company for such purposes. Deere & Company and John Deere B.V. will take the position for United States federal income tax purposes that John Deere B.V. is a separate entity. If, however, John
Deere B.V. is not so treated by the Service, such interest income likely would be from United States sources and the rules regarding foreign source income described below would not apply.

    Subject to the discussion above, interest paid on, and any original issue discount accrued with respect to, the guaranteed debt securities issued by John Deere B.V. will constitute income from sources outside the United States, and typically will be treated as "passive" or "financial services" income and considered separately (together with other items of passive or financial services income) for purposes of applying certain limitations on the claiming of foreign tax credits under United States federal income tax law. A holder will be required to include any Netherlands withholding tax imposed on payments on a guaranteed debt security and on any additional amounts payable with respect thereto in gross income. Thus, a holder may be required to report income in an amount greater than the actual amount of interest and/or original issue discount on the securities if they become subject to Netherlands withholding tax. Further, in the event that interest income derived by a holder in respect of the guaranteed debt securities becomes subject to Netherlands withholding tax imposed at a rate of at least five percent, then such income generally will instead constitute "high withholding tax interest" to the holder (together with other items of high withholding tax interest), and the foreign tax credit limitation will separately apply to foreign income taxes attributable thereto. Subject to such limitations and certain other conditions, any Netherlands income tax withheld from interest income derived by a holder in respect of the guaranteed debt securities may be eligible for credit against the United States federal income tax liability of the holder.

    Gain or loss on the disposition of the Notes, including the guaranteed debt securities, or representing exchange gain or loss generally will be United States source gain or loss. Further, a holder may not be entitled to a foreign tax credit with respect to Netherlands income taxes imposed on any gain resulting from a disposition of the guaranteed debt securities. In lieu of claiming a credit, holders may elect to deduct foreign income taxes in computing their United States federal taxable income. The rules relating to foreign tax credits are complex, and holders should consult their own tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

NON-UNITED STATES PERSONS

    Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest (including original issue discount) by us or our agent (in its capacity as such) to any holder who is a beneficial owner of a Note but is not a United States person will not be subject to United States federal withholding tax provided, generally, in the case of premium, if any, and interest (including original issue discount) that (i) such holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote, (ii) such holder is not a controlled foreign corporation for United States tax purposes that is related to us through stock ownership or a bank receiving interest described in Code
Section 881(c)(3)(A), and (iii) either (A) the beneficial owner of the Note certifies to us or our agent, under penalties of perjury, that such owner is not a United States person and provides its name and address (which certification can be made on IRS Form W-8BEN) or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to us or our agent, under penalties of perjury, that the certification described in clause (A) hereof has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner and delivers to us or our agent a copy of the certification described in clause (A). In the case of Notes held by a foreign partnership or foreign trust, the certification described in clause (iii)(A) above must be provided by the partners or beneficiaries rather than by the foreign partnership or foreign trust.

    If a holder of a Note who is not a United States person cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest (including original issue discount) made to such holder generally will be subject to a 30% withholding tax unless another exemption applies and such holder complies with any Internal Revenue Service certification requirements. Any prospective investor who could not satisfy the portfolio interest requirements described above should consult with its tax advisor prior to making an investment in the Notes.

    If a holder of a Note who is not a United States person is engaged in a trade or business in the United States and premium, if any, or interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such holder, although exempt from United States withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI), will be subject to United States federal income tax on such premium, if any, and interest (including original issue discount) in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments.

    Subject to the discussion of "backup" withholding below, any capital gain realized upon the sale, exchange or retirement of a Note by a holder who is not a United States person will not be subject to United States federal income or withholding taxes unless (i) such gain is effectively connected with a United States trade or business of the holder, or (ii) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

    Notes held by an individual who at the time of death is neither a citizen nor a resident of the United States for United States tax purposes will not be subject to United States federal estate tax, provided that the income from the Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States federal withholding tax (without regard to the certification requirements) that is described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    The "backup" withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a Note and to certain payments of proceeds of the sale or retirement of a Note. We, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a rate of 30% (subject to periodic reductions through 2006) of such payment if the holder fails to furnish its taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

    Backup withholding and information reporting generally will not apply to payments made by us or our agent (in its capacity as such) to a holder of a Note who has provided the required certification under penalties of perjury that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Persons" or has otherwise established an exemption (provided that neither we nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, we and other payors are required to report payments of interest on your notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

    If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder's United States federal income tax liability provided that the required information is furnished to the Service.

    THIS IS A DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF A NOTE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                            THE NETHERLANDS TAXATION

    The following discussion is based upon the advice of our Netherlands tax counsel and generally summarizes the material anticipated tax consequences under the existing tax laws of The Netherlands relating to an investment in the guaranteed debt securities issued by John Deere B.V. This discussion is based on the tax legislation, published case law, and other regulations in force as of the date of this prospectus supplement, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect. The discussion does not deal with all possible Netherlands tax consequences of an investment in the guaranteed debt securities. Accordingly, each prospective investor should consult its professional advisor regarding The Netherlands tax consequences of an investment in the guaranteed debt securities.

    We have been advised that, under existing Netherlands law, provided that:
(i) none of the guaranteed debt securities will carry interest or any other payment contingent on or deemed to be contingent on the profits of, or on the distribution of profits by John Deere B.V.; (ii) none of the guaranteed debt securities will be redeemable in exchange for, convertible into or linked to shares or other equity instruments issued or to be issued by John Deere B.V.; and (iii) the holder of a guaranteed debt security is not in any way related to John Deere B.V., then all payments under the guaranteed debt securities (and pursuant to the related guarantee) can be made free of withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein provided.

    For purposes of clause (iii) in the preceding paragraph, the holder of a guaranteed debt security is considered as related to John Deere B.V. when such holder owns or has owned, directly or indirectly, an interest or deemed interest in the share capital and/or profits of John Deere B.V. or when a person owns or has owned, directly or indirectly, an interest in the share capital and/or profits of both such holder and John Deere B.V.

    A holder of a guaranteed debt security will not be subject to Netherlands taxes on income or capital gains in respect of any payment under the guaranteed debt security or in respect to any gain realised on the disposal of any guaranteed debt security provided that:

     (i) such holder is neither a resident nor a deemed resident of The Netherlands nor has made an election for the application of the rules of The Netherlands income tax act 2001 as those rules apply to residents of The Netherlands; and

    (ii) such holder does not have, has not had and is not deemed to have an enterprise or an interest in an enterprise which in its entirety or in part is carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in The Netherlands and to which enterprise or to which part of an enterprise the guaranteed debt security is attributable; and

    (iii) other than through directly or indirectly owning securities, such holder does not have a profit share, or any other entitlement to the assets or income of an enterprise that is effectively managed in The Netherlands and to which enterprise the guaranteed debt security is attributable; and

    (iv) such holder does not carry out any other activities in The Netherlands that exceed regular portfolio asset management or does not derive other benefits from the guaranteed debt security that are taxable as benefits from activities (RESULTAAT UIT OVERIGE WERKZAAMHEDEN); and

     (v) such holder does not have, directly or indirectly, a substantial interest or a deemed substantial interest in the share capital of John Deere B.V. or, in the event that he or she does have such an interest, such interest forms part of the assets of an enterprise.

    Generally, a holder of a guaranteed debt security will not have a substantial interest if he or she, alone or together with his or her partner, directly or indirectly, does not own five percent or more of the nominal paid-in capital of John Deere B.V., does not have the right to acquire five percent or more of the nominal paid-in capital of John Deere B.V. (i.e., a call option) and does not have the right to share in John Deere B.V.'s profit or liquidation revenue amounting to five percent or more of the annual profits or liquidation revenue.

    In case the taxpayer does not have a substantial interest in John Deere B.V., but his or her partner, relative or relation by marriage in the first degree does have such substantial interest, then any shares or non-voting shares, profit sharing rights and call-options of John Deere B.V. owned, directly or indirectly, by the taxpayer are deemed to be a substantial interest.

    No gift, estate or inheritance taxes will arise in The Netherlands on the transfer of a guaranteed debt security by way of gift by, or on the death of, a person who is neither a resident nor a deemed resident of The Netherlands, provided that:

     (i) such transfer is not construed as an inheritance or as a gift made by or on behalf of a person who, at the time of the gift or death, is a resident or a deemed resident of The Netherlands; and

    (ii) such guaranteed debt security is not attributable to an enterprise which in its entirety or in part is carried on through a permanent establishment or a permanent representative in The Netherlands and which enterprise the donor or decedent owned or in which enterprise the donor or decedent owned an interest; and

    (iii) in the case of a gift of a guaranteed debt security by an individual who dies within 180 days after the date of the gift, such individual was neither resident nor deemed to be resident in The Netherlands at the time of death.

    For purposes of Netherlands gift, estate and inheritance taxes, an individual who is a national of The Netherlands will be deemed to be resident in The Netherlands if he or she has been resident in The Netherlands at any time during the ten years preceding the date of the gift or his or her death. Additionally, for purposes of Netherlands gift tax, an individual who is not a national of The Netherlands will be deemed to be resident in The Netherlands if he or she has been resident in The Netherlands at any time during the 12 months preceding the date of the gift. Applicable tax treaties may override deemed residency.

    No Netherlands value added tax arises with respect to payments by a holder of a guaranteed debt security in consideration for the issue and sale of a guaranteed debt security or with respect to payments by John Deere B.V. of principal, interest or premium (if any) of the guaranteed debt securities.

    The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt for a withholding tax for a transitional period in relation to such payments. These proposals are not in final form and it is not certain when or whether they will be implemented. It is expected that, if the directive enters into force, only Luxembourg, Austria and Belgium will opt for the withholding system.

                              PLAN OF DISTRIBUTION

    Each of us is offering the Notes on a continuous basis through Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (the "Agents"). The Agents have agreed to use their reasonable best efforts to solicit orders to purchase Notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. The applicable issuer will pay an Agent a commission ranging from
  -  % to   -  % of the principal amount of Notes with a stated maturity of
9 months to 30 years. The exact commission paid will be determined by the stated maturity of the Notes sold. The following table describes the potential proceeds we will receive but does not include expenses payable by us, which we estimate to be $ - .

                                               PER NOTE                  TOTAL(1)
                                               --------                  --------
Price to Public.........................         100%                      $  -
Agents' Commissions and Discounts.......      -  % to   -  %                  $  -  to $  -
Proceeds, before expenses, to the
  Issuers...............................      -  % to   -  %                  $  -  to $  -

(1) Or the equivalent thereof in one or more foreign currencies.

    Each of us may arrange for Notes to be sold through any Agent or may sell Notes directly to investors. If either issuer sells Notes directly to investors, no commission or discount will be paid. Each of us also may sell Notes to any Agent as principal for the Agent's account at a price agreed upon at the time of sale. These Notes may be resold by the Agent to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the Agent. Unless otherwise specified in the pricing supplement, any Note sold to an Agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a Note of identical maturity.

    We each reserve the right to withdraw, cancel or modify the offer made hereby without notice and may accept orders or reject proposed purchases in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the Notes in whole or in part.

    Agents may sell Notes purchased from either issuer as principal to other dealers for resale, to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from the applicable issuer to these dealers. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of the Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the discount may be changed.

    The Notes will not have an established trading market when issued. The Notes issued by Deere & Company will not be listed on any securities exchange. In addition, the Notes issued by John Deere B.V. will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement. The Agents may make a market in the Notes, but are not obligated to do so and may discontinue any market-making at any time without notice. The Agents may from time to time purchase and sell Notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that a secondary market for the Notes will develop or that there will be liquidity in the secondary market if one develops.

    The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. Each of us has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with this indemnification.

    Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in the specified currency in the City of New York on the date of settlement. See "Description of Notes--General".

    In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent or Agents creates or create, as the case may be, a short position in Notes (i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), they may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of these types of purchases.

    None of Deere & Company, John Deere B.V. or any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the Notes. In addition, none of Deere & Company, John Deere B.V. or any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    In addition to the offerings of Notes described herein, debt securities having terms substantially similar to the terms of the Notes offered hereby (but constituting a separate series of debt securities for purposes of the applicable indenture) may be offered outside the United States by us on a continuing basis, concurrently with the offering of the Notes hereby. We may also sell Notes, other debt securities or other securities pursuant to another prospectus supplement to the attached prospectus. These sales will reduce the principal amount of Notes that may be offered by this prospectus supplement and the attached prospectus.

    In the ordinary course of their respective business, the Agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us or our affiliates. They have received customary fees and commissions for these transactions. Antonio
Madero B., a director of Deere & Company, is a member of the International Advisory Council of J. P. Morgan Chase & Co., the parent of J. P. Morgan Securities Inc. and JPMorgan Chase Bank, the senior trustee and the guaranteed debt trustee. Thomas H. Patrick, a director of Deere & Company, is an Executive Vice President and the Chief Financial Officer of Merrill Lynch & Co., Inc., which is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION,
                               DATED JULY 9, 2002

DEERE & COMPANY

JOHN DEERE B.V.
-------------------------------

By this prospectus, we offer up to
$1,000,000 of--

  DEBT SECURITIES OF DEERE & COMPANY
  GUARANTEED DEBT SECURITIES OF
    JOHN DEERE B.V.
  WARRANTS TO PURCHASE DEBT SECURITIES OF
    DEERE & COMPANY
  PREFERRED STOCK OF DEERE & COMPANY
  DEPOSITARY SHARES OF DEERE & COMPANY
  COMMON STOCK OF DEERE & COMPANY
  WARRANTS TO PURCHASE COMMON STOCK OF
    DEERE & COMPANY
  CURRENCY WARRANTS OF DEERE & COMPANY
  INDEXED AND OTHER WARRANTS OF
    DEERE & COMPANY

                       ---------------------------------

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.
               Any representation to the contrary is a criminal offense.

              ----------------------------------------------------

                               [JOHN DEERE LOGO]

             The date of this prospectus is                , 2002.

                      WHERE YOU CAN FIND MORE INFORMATION

    Deere & Company ("we") file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York, Chicago and Frankfurt (Germany) Stock Exchanges. Information about us also is available at those locations.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by us until our offering of securities has been completed. This prospectus is part of a registration statement filed with the SEC.

    - Annual Report on Form 10-K for the year ended October 31, 2001.

    - Quarterly Reports on Form 10-Q for the quarters ended January 31, 2002 and April 30, 2002.

    - Current Reports on Form 8-K dated November 13, 2001, November 20, 2001, December 4, 2001, January 4, 2002, February 5, 2002, February 12, 2002, March 5, 2002, April 3, 2002, May 7, 2002, May 14, 2002, June 3, 2002,
      June 17, 2002 and July 3, 2002 and on Form 8-K/A dated November 20, 2001.

    You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

    Deere & Company
    One John Deere Place
    Moline, Illinois 61265-8098
    Attn: Corporate Secretary
    (309) 765-5799

    You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus is current only as of its respective date.

                                DEERE & COMPANY

    We and our subsidiaries (collectively called John Deere) have operations that are categorized into four major business segments:

        The AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment--including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated agricultural management systems technology.

        The COMMERCIAL AND CONSUMER EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; utility vehicles; landscape and irrigation equipment; and other outdoor power products.

        The CONSTRUCTION AND FORESTRY segment manufactures and distributes a broad range of machines used in construction, earthmoving, material handling and timber harvesting--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; forklifts; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, loaders, forwarders, harvesters and related attachments.

        The equipment segments and the special technologies operations market their products and services primarily through independent retail dealer networks and major retail outlets.

        The CREDIT segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans and finances retail revolving charge accounts.

    In this prospectus, unless the context otherwise requires, we will use the terms "we", "our", "ourselves" and "us" to mean Deere & Company and not John Deere B.V. or any other subsidiary of Deere & Company.

                                JOHN DEERE B.V.

    John Deere B.V. is a wholly owned subsidiary of John Deere Nederland B.V., which in turn is a wholly owned subsidiary of Deere & Company. John Deere B.V. is incorporated under the laws of The Netherlands solely for the purpose of raising capital to meet the financing needs of Deere & Company and its subsidiaries. Its principal executive offices are located at Energiestraat 16, NL-5961 PT Horst, The Netherlands, telephone: +31-77-397-6121.

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes. The proceeds may be applied initially to the reduction of short-term indebtedness.

    John Deere B.V. will lend the net proceeds from the sale of any guaranteed debt securities offered by it to us or our other subsidiaries to be used for similar purposes.

    We will determine a specific allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and will describe this allocation in the related prospectus supplement.

                                   PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $1,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency ("currency") other than the U.S. dollar:

    - unsecured debt securities of Deere & Company, which may be either senior (the "senior securities") or subordinated (the "subordinated securities");

    - unsecured senior debt securities issued by John Deere B.V. and fully and unconditionally guaranteed by Deere & Company (the "guaranteed debt securities");

    - warrants to purchase debt securities of Deere & Company ("debt warrants");

    - shares of preferred stock of Deere & Company (the "preferred stock");

    - depositary shares representing interests in shares of preferred stock of Deere & Company (the "depositary shares");

    - shares of common stock of Deere & Company (the "common stock");

    - warrants to purchase common stock of Deere & Company;

    - currency warrants of Deere & Company; and

    - indexed and other warrants of Deere & Company.

The terms of the securities will be determined at the time of offering.

    Unless the context otherwise requires, we will refer to the debt securities to be issued by Deere & Company and the guaranteed debt securities to be issued by John Deere B.V. collectively as the "debt securities". We will refer to the debt securities, debt warrants, preferred stock, depositary shares, common stock, warrants to purchase common stock, currency warrants, indexed warrants and other warrants, or any combination of those securities, proposed to be sold under this prospectus and an accompanying prospectus supplement, as the "offered securities". The offered securities, together with any debt securities, preferred stock, common stock or other securities issuable upon exercise of warrants or conversion or exchange of other offered securities, will be referred to as the "securities".

                             PROSPECTUS SUPPLEMENT

    This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

    The prospectus supplement to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, net proceeds to us and the other specific terms related to the offering of these securities.

    For more detail on the terms of the securities, you should read the exhibits filed with our registration statement.

                         DESCRIPTION OF DEBT SECURITIES

    We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

    As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 15. Second, the trustee performs certain administrative duties for us.

    Senior securities will be issued by us under an indenture dated as of October 1, 1998, as supplemented from time to time (the "senior indenture"), between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), trustee (the "senior trustee"). Subordinated securities will be issued by us under an indenture dated as of March 15, 1999, as supplemented from time to time (the "subordinated indenture"), between us and The Bank of New York, trustee (the "subordinated trustee"). Guaranteed debt securities will be issued by John Deere B.V. under an indenture, dated as of March 30, 2001, as supplemented from time to time (the "guaranteed debt indenture"), among John Deere B.V., Deere & Company, as guarantor, and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), trustee (the "guaranteed debt trustee").

    The term "trustee" refers to the senior trustee, the subordinated trustee or the guaranteed debt trustee, as appropriate. We will refer to the senior indenture, the subordinated indenture and the guaranteed debt indenture together as the "indentures" and each as an "indenture". The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

    Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the form of each indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the indentures. Unless otherwise noted, whenever we refer to particular sections in this prospectus, the section numbers refer to all indentures.

PROVISIONS APPLICABLE TO ALL OF THE INDENTURES

GENERAL

    Each series of debt securities will be unsecured obligations of Deere & Company or John Deere B.V., as applicable. The senior securities and the guaranteed debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Deere & Company or John Deere B.V., as applicable. The subordinated securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Deere & Company as described below under "Subordinated Indenture Provisions--Subordination".

    Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), as well as other unsecured debt securities, may be issued under that indenture in one or more series. (Section 301)

    You should read the prospectus supplement for the terms of the offered debt securities and any underlying debt securities, including the following:

    - The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Deere & Company or guaranteed debt securities of John Deere B.V.

    - The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

    - If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

    - The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

    - The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

    - Any optional redemption provisions.

    - Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

    - The form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and VICE VERSA (if permitted by applicable laws and regulations).

    - If other than U.S. dollars, the currency or currencies of the debt securities.

    - Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

    - The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

    - If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of non-registered securities issued in bearer form, the denominations in which the offered debt securities will be issued.

    - The applicability of the provisions of Article Fourteen of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions.

    - Whether and under what circumstances we will pay additional amounts, as contemplated by Section 1004 of the applicable indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

    - Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

    - Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

    - Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

    - Any other terms of the debt securities.

    For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

    None of the indentures limits the amount of debt securities that may be issued thereunder from time to time. (Section 301) Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities". Each indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" below. At a time when two or more trustees are acting under one of the indentures, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under one of the indentures, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under one of the indentures, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

    The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

    We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

CONVERSION AND EXCHANGE

    If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

FULL AND UNCONDITIONAL GUARANTEE OF DEBT SECURITIES OF JOHN DEERE B.V.

    All guaranteed debt securities issued by John Deere B.V. will be fully and unconditionally guaranteed under a guarantee of Deere & Company of the payment of principal of, and any premium, interest and "additional amounts" on, these debt securities when due, whether at maturity or otherwise. For a discussion of the payment of "additional amounts", please see "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities" below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against John Deere B.V. before they proceed directly against Deere & Company. (Section 1601 of the guaranteed debt indenture)

PAYMENT OF ADDITIONAL AMOUNTS WITH RESPECT TO THE GUARANTEED DEBT SECURITIES

    Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any guaranteed debt securities will be paid by John Deere B.V. without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to John Deere B.V. is organized. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to John Deere B.V. is organized, John Deere B.V. will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

    - the amount of any tax, duty, assessment or other governmental charge imposed by any unit of the federal or a state government of the United States;

    - the amount of any tax, duty, assessment or other governmental charge that is only payable because either:

            - a type of connection exists between the holder, or a third party on behalf of a holder, by reason of its (or a fiduciary, settlor, member or shareholder, beneficiary of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) having some present or former connection with The Netherlands (including being or having been a citizen or resident of The Netherlands or being or having been engaged in a trade or business or present therein having or having had a permanent establishment therein) other than the mere holding of such guaranteed debt security; or

            - the holder presented the guaranteed debt security for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

    - the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the guaranteed debt securities;

    - the amount of any tax, duty, assessment or other governmental charge that is imposed or withheld due to the beneficial owner of the guaranteed debt security failing to accurately comply with a request from us to either provide information concerning the beneficial owner's nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the completion of either would have provided an exemption from the applicable governmental charge;

    - the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

    - where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with or introduced in order to conform to such Directive; or

    - any combination of the taxes, duties, assessments or other governmental charges described above. (Section 1004 of the guaranteed debt indenture)

    Holders should know that the European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that a member state of the European Union will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt for a withholding tax for a transitional period in relation to such payments. These proposals are not in final form and it is not certain when or whether they will be implemented. In the event that such a European Union directive is adopted and a withholding tax imposed thereunder, we will have no obligation to pay any additional amounts in respect of such tax or to indemnify a holder for such tax.

    The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

OPTIONAL TAX REDEMPTION

    Unless otherwise indicated in your prospectus supplement, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, John Deere B.V. may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if:

    - John Deere B.V. would be required to pay additional amounts, as a result of any change in the tax laws of The Netherlands that becomes effective on or after the date of issuance of that series, as explained above under "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities", or

    - as a result of any change in any treaty affecting taxation to which The Netherlands, or a jurisdiction in which a successor to John Deere B.V. is organized, is a party that becomes effective on or after a date on which Deere & Company borrows money from

      John Deere B.V., Deere & Company would be required to deduct or withhold tax on any payment to John Deere B.V. to enable it to make any payment of principal, premium, if any, or interest.

    Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

    In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. (Section 1108 of the guaranteed debt indenture)

ISSUANCE OF SECURITIES IN REGISTERED FORM

    We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

    We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. (Section 201) In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable United States federal tax law requirements.

    BOOK-ENTRY HOLDERS. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

    Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

    As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

    STREET NAME HOLDERS. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

    For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

    LEGAL HOLDERS. Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

    When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

    SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

    - how it handles securities payments and notices,

    - whether it imposes fees or charges,

    - how it would handle a request for the holders' consent, if ever required,

    - whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

    - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

    - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

    WHAT IS A GLOBAL SECURITY? As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

    Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations when a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

    SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

    If debt securities are issued only in the form of a global security, an investor should be aware of the following:

    - An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

    - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

    - An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

    - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

    - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

    - If we redeem less than all the debt securities of a particular series being redeemed, DTC's practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

    - An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC's records, to the applicable trustee.

    - DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

    - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

    SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Holders of Registered Debt Securities" above.

    The special situations for termination of a global security are as follows:

    - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

    - if we notify the trustee that we wish to terminate that global security, or

    - if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default".

    The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

PAYMENT AND PAYING AGENTS

    We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date". Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

    PAYMENTS ON GLOBAL SECURITIES. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "What Is a Global Security?".

    PAYMENTS ON CERTIFICATED SECURITIES. We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security.

    Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

    PAYMENT WHEN OFFICES ARE CLOSED. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day. (Section 112)

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

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EVENTS OF DEFAULT

    You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

    WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" in respect of the debt securities of your series means any of the following:

    - We do not pay the principal of, or any premium on, a debt security of the series on its due date.

    - We do not pay interest or, in the case of the guaranteed debt indenture any additional amounts, on a debt security of the series within 30 days of its due date.

    - We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

    - We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

    - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

    - Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs. (Section 501)

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders. (Section 601)

    REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 602 and Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. (Section 512) No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default. (Section 511)

    Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

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    - You must give your trustee written notice that an Event of Default has occurred and remains uncured.

    - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

    - The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

    - The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period. (Section 507)

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date. (Section 508)

    Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

    - the payment of principal, any premium or interest, or

    - in respect of a covenant that cannot be modified or amended without the consent of each holder. (Section 513)

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

    Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default. (Section 1005)

MERGER OR CONSOLIDATION

    Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. (Section 801) However, we may not take any of these actions unless all the following conditions are met:

    - Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities.
      (Section 801)

    - The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described above under "What Is an Event of Default?". A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded. (Section 801)

    - Under the senior indenture or the guaranteed debt indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our Subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the applicable indenture (see

                                       17
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      "Senior Indenture and Guaranteed Debt Indenture Provisions--Limitation on
      Liens" below) without equally and ratably securing the indenture securities issued under that indenture or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance. (Section 801 of the senior indenture and the guaranteed debt indenture)

    - We must deliver certain certificates and documents to the trustee. (Section 801)

    - We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

    Deere & Company or any of its subsidiaries, may directly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities and the performance of every covenant of the guaranteed debt indenture to be performed on the part of John Deere B.V. or observed. Upon any such assumption, Deere & Company or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of, John Deere B.V. under the guaranteed debt indenture with the same effect as if Deere & Company or such subsidiary had been named as John Deere B.V. therein, and John Deere B.V. will be released from all obligations and covenants with respect to the debt securities. No such assumption will be permitted unless Deere & Company has delivered to the guaranteed debt trustee (i) an officers' certificate and an opinion of counsel, each stating that the assumption and supplemental indenture comply with the guaranteed debt indenture, and that all conditions precedent therein provided for relating to the transaction have been complied with and that, in the event of assumption by a subsidiary, the guarantee and all other covenants of Deere & Company in the guaranteed debt indenture remain in full force and effect and (ii) an opinion of independent counsel that the holders of debt securities or related coupons (assuming such holders are only taxed as residents of the United States) will have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any debt securities are then listed on the New York Stock Exchange, that such debt securities will not be delisted as a result of such assumption. (Section 803 of the guaranteed debt indenture)

MODIFICATION OR WAIVER

    There are three types of changes we can make to any of the indentures and the debt securities issued thereunder.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that we cannot make to your debt securities without your specific approval. (Section 902) Following is a list of those types of changes:

    - change the stated maturity of the principal of or interest or any additional amounts on a debt security;

    - reduce any amounts due on a debt security;

    - reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

    - adversely affect any right of repayment at the holder's option;

    - change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

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    - impair your right to sue for payment;

    - adversely affect any right to convert or exchange a debt security in accordance with its terms;

    - modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the subordinated securities;

    - reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

    - reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

    - modify any other aspect of the provisions of the applicable indenture dealing with supplemental indentures (Section 902), modification and waiver of past defaults (Section 513), changes to the quorum or voting requirements (Section 1504) or the waiver of certain covenants
      (Section 1008 of the senior indenture and the guaranteed debt indenture and Section 1006 of the subordinated indenture);

    - in the case of the guaranteed debt securities, change any obligation to pay additional amounts, as explained above under "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities"; and

    - in the case of the senior indenture or the subordinated indenture, change any obligation we have to pay additional amounts.

    CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under any of the indentures after the change takes effect. (Section 901)

    CHANGES REQUIRING MAJORITY APPROVAL. Any other change to any of the indentures and the debt securities would require the following approval:

    - If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

    - If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

    The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. (Section 1008 of the senior indenture and the guaranteed debt indenture and Section 1006 of the subordinated indenture) However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "--Changes Requiring Your Approval".

    FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

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    - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

    - For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

    - For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

    Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance--Full Defeasance".

    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date. (Section 104)

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE APPLICABLE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

DEFEASANCE

    The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

    COVENANT DEFEASANCE. Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described under "Subordinated Indenture Provisions--Subordination" below. In order to achieve covenant defeasance, we must do the following:

    - If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    - We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law and, in the case of guaranteed debt securities under current tax laws of The Netherlands, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

    - We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration of the applicable issuer under the Investment

                                       20
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      Company Act of 1940, as amended, and a legal opinion and officers'
      certificate stating that all conditions precedent to covenant defeasance have been complied with. (Section 1404)

    - In the case of the guaranteed debt indenture we must deliver to the trustee an officers' certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

    FULL DEFEASANCE. If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

    - If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    - We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make, and, in the case of guaranteed debt securities, under the current tax laws of The Netherlands, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. (Section 1404) Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

    - We must deliver to the trustee a legal opinion stating that the above deposit does not require registration of the applicable issuer under the Investment Company Act of 1940, as amended, and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with. (Section 1404)

    - In the case of the guaranteed debt indenture we must deliver to the trustee an officers' certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

    We must, in the case of guaranteed debt securities, deliver to the trustee a legal opinion of our counsel confirming that under the current tax laws of The Netherlands, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

    If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most

                                       21
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likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described later under "Subordinated Indenture Provisions--Subordination".

FORM, EXCHANGE AND TRANSFER OF REGISTERED SECURITIES

    If registered debt securities cease to be issued in global form, they will be issued:

    - only in fully registered certificated form,

    - without interest coupons, and

    - unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000. (Section 302)

    Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
(Section 305)

    Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. (Section 305)

    Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. (Section 305)

    If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

    If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed. (Section 305)

    If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

RESIGNATION OF TRUSTEE

    Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. (Section 608) In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
(Section 609)

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SENIOR INDENTURE AND GUARANTEED DEBT INDENTURE PROVISIONS

    LIMITATION ON LIENS. We covenant in the senior indenture and the guaranteed debt indenture that we will not, nor will we permit any Restricted Subsidiary to, incur, assume or guarantee any debt ("debt") if the debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a "mortgage" or "mortgages") upon any Important Property of ours or any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the applicable indenture or thereafter acquired, without effectively securing the indenture securities issued under that indenture equally and ratably with or prior to this debt. (Section 1006 of the senior indenture and the guaranteed debt indenture)

    The foregoing restrictions will not apply to, among other things:

    - mortgages on any property acquired, constructed or improved after the date of the applicable indenture that are created or assumed within 120 days after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after the date of the applicable indenture, or existing mortgages on property acquired after the date of the applicable indenture, so long as these mortgages do not apply to any Important Property already owned by us or a Restricted Subsidiary other than any previously unimproved real property;

    - existing mortgages on any property, shares of stock or indebtedness acquired from a corporation merged with or into, or substantially all of the assets of which are acquired by, us or a Restricted Subsidiary;

    - mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary;

    - mortgages securing debt owed by a Restricted Subsidiary to us or to another Restricted Subsidiary;

    - certain deposits or pledges of assets;

    - mortgages in favor of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these mortgages, including mortgages to secure tax exempt pollution control revenue bonds;

    - mortgages on property acquired by us or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

    - certain other liens (including judgment liens in which the finality of the judgment is being contested in good faith) not related to the borrowing of money;

    - extensions, renewals or replacements of the foregoing, subject to certain limitations;

    - liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith; landlord's liens on leased property; and other similar liens which do not, in Deere & Company's opinion, materially impair the use of that property in the operation of our business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;

                                       23
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    - any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles;

    - mortgages on margin stock owned by us and Restricted Subsidiaries to the extent this margin stock exceeds 25% of the fair market value of the sum of the Important Property of ours and the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

    - mortgages on Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

    The foregoing restrictions do not apply to the incurrence, assumption or guarantee by us or any Restricted Subsidiary of debt secured by a mortgage that would otherwise be subject to these restrictions up to an aggregate amount that, together with all other debt secured by mortgages (not including secured debt permitted under the foregoing exceptions) and the Attributable Debt (generally defined as the discounted present value of net rental payments) associated with Sale and Lease-back Transactions existing at the time (other than Sale and Lease-back Transactions the proceeds of which have been or will be applied as set forth in the second or third bullet point under "Limitation on Sale and Lease-back Transactions" below, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under the first bullet point above), does not exceed 5% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

    The term "Restricted Subsidiary" is defined in these indentures to mean any subsidiary of ours:

    - engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada except any corporation which is a retail dealer in which we have, directly or indirectly, an investment under an arrangement providing for the liquidation of the investment; or

    - that we designate as a Restricted Subsidiary.

    The term "Important Property" is defined in these indentures to mean:

    - any manufacturing plant, including land, buildings, other improvements and its machinery and equipment, used by us or a Restricted Subsidiary primarily for the manufacture of products to be sold by us or the Restricted Subsidiary;

    - our executive office and administrative building in Moline, Illinois; and

    - research and development facilities, including land, buildings, other improvements and research and development machinery located therein;

except, in each case, property the fair value of which as determined by our Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

    The term "Margin Stock" as used in these indentures is intended to mean such term as defined in Regulation U of the Board of Governors of the Federal Reserve System.

    LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. We covenant in the senior indenture and the guaranteed debt indenture that we will not nor will we permit any Restricted Subsidiary to enter into any arrangement with any Person providing for the leasing to us or any Restricted

                                       24
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Subsidiary of any Important Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by us or the Restricted Subsidiary to the Person (a "Sale and Lease-back Transaction"), unless the net proceeds are at least equal to the fair value (as determined by our Board of Directors) of the property and either:

    - we or the Restricted Subsidiary would be entitled to incur debt secured by a mortgage on the Important Property to be leased without securing the indenture securities issued under the applicable indenture under one of the following provisions: the first bullet point in the second paragraph under "Limitation on Liens" or the third paragraph under "Limitation on Liens"; or

    - we apply an amount equal to the fair value of the Important Property to the retirement of indenture securities or certain long-term indebtedness of ours or a Restricted Subsidiary; or

    - we enter into a BONA FIDE commitment to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value of the Important Property leased. (Section 1007 of the senior indenture and the guaranteed debt indenture)

SUBORDINATED INDENTURE PROVISIONS--SUBORDINATION

    Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on the subordinated securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the subordinated indenture), but our obligation to make payment of the principal of (and premium, if any) and interest, if any, on the subordinated securities will not otherwise be affected. (Section 1604 of the subordinated indenture) In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the subordinated indenture)

    In the event that, notwithstanding the foregoing, any payment by us is received by the subordinated trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities. (Section 1602 of the subordinated indenture)

    By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture. (Section 1402 of the subordinated indenture)

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    Senior Indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on:

    - our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than the indenture securities issued under the subordinated indenture) unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated securities, and

    - renewals, extensions, modifications and refundings of any of this indebtedness. (Section 101 of the subordinated indenture)

    If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    JPMorgan Chase Bank and The Bank of New York are two of a number of banks with which we maintain ordinary banking relationships and from which we have obtained credit facilities and lines of credit. JPMorgan Chase Bank also serves as trustee under other indentures under which we or John Deere Capital Corporation are the obligor. Antonio Madero B., one of our directors, is a member of the International Advisory Council of J. P. Morgan Chase & Co., the parent of JPMorgan Chase Bank.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

    Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

                                       26
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                          DESCRIPTION OF DEBT WARRANTS

    We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us ("offered debt warrants"). We will issue the debt warrants under warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "debt warrant agent"), identified in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the debt warrants and debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We have filed the form of debt warrant agreement as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the debt warrant agreement.

GENERAL

    You should read the prospectus supplement for the terms of the offered debt warrants, including the following:

    - The title and aggregate number of the debt warrants.

    - The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

    - The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

    - The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

    - Any optional redemption terms.

    - Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

    - Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

    - The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

    - Any other terms of the debt warrants.

    The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement.

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EXERCISE OF DEBT WARRANTS

    Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

    Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates. Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

    If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

MODIFICATIONS

    There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

    - accelerate the expiration date;

    - reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

    - otherwise materially and adversely affect the rights of the holders of the debt warrants.

    CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

    CHANGES REQUIRING A MAJORITY VOTE. Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any other rights whatsoever as holders of the underlying debt securities.

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                         DESCRIPTION OF PREFERRED STOCK

    Under our restated certificate of incorporation (the "certificate of incorporation"), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 9,000,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our Board of Directors or a duly authorized committee thereof.

    Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our certificate of incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our certificate of incorporation and will file the certificate of designations with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain copies of these documents.

    The specific terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.

GENERAL

    Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

    You should read the prospectus supplement for the terms of the preferred stock offered thereby, including the following:

    - The title and stated value of the preferred stock.

    - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

    - The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

    - The date from which dividends on the preferred stock will accumulate, if applicable.

    - The liquidation rights of the preferred stock.

    - The procedures for any auction and remarketing, if any, of the preferred stock.

    - The sinking fund provisions, if applicable, for the preferred stock.

    - The redemption provisions, if applicable, for the preferred stock.

    - Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

    - Whether the preferred stock will have voting rights and the terms thereof, if any.

    - Whether the preferred stock will be listed on any securities exchange.

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    - Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

    - Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

    Subject to our certificate of incorporation and to any limitations contained in our outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our Board of Directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.

    If applicable, the prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

DIVIDENDS

    Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

    We may not:

    - declare or pay dividends (except in our stock that is junior as to dividends and liquidation rights to the preferred stock ("junior stock")) or make any other distributions on junior stock, or

    - purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of our sinking fund or redemption obligations on any of our preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of our preferred stock.

    Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:

    - there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

    - to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

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CONVERSION AND EXCHANGE

    If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of shares of common stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of the common stock or those other securities as of a time stated in the prospectus supplement.

LIQUIDATION RIGHTS

    In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of our preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.

REDEMPTION

    If so provided in the prospectus supplement, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.

    If dividends on any series of preferred stock are in arrears or we have failed to fulfill our sinking fund or redemption obligations with respect to any series of preferred stock, we may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:

    - to meet our purchase, retirement or sinking fund obligations with respect to any series of preferred stock, we may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

    - we may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

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VOTING RIGHTS

    Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term "applicable preferred stock" means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of our Board of Directors.

    If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of applicable preferred stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

    - for any amendment of our certificate of incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

    - to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

    In addition, the affirmative vote of the holders of a majority of all the then outstanding shares of our preferred stock will be required to:

    - increase the authorized amount of our preferred stock, or

    - unless otherwise provided in the applicable prospectus supplement, create any class of stock (or increase the authorized number of shares of any class of stock) that will rank on a parity with the preferred stock either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

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                        DESCRIPTION OF DEPOSITARY SHARES

    We may offer (either separately or together with other offered securities) depositary shares representing interests in shares of our preferred stock of one or more series. The depositary shares will be issued under deposit agreements (each a "deposit agreement") to be entered into between us and a bank or trust company, as depositary (the "preferred stock depositary"), identified in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read the deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. We have filed the form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the "depositary receipts"), as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the deposit agreement.

    The specific terms of any depositary shares proposed to be sold under this prospectus and the attached prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the depositary shares may differ from the terms set forth below.

GENERAL

    We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement) in one share of the related preferred stock, as described below.

    You should read the prospectus supplement for the terms of the depositary shares offered thereby, including the following:

    - The number of depositary shares and the fraction of one share of preferred stock represented by one depositary share.

    - The terms of the series of preferred stock deposited by us under the deposit agreement.

    - Whether the depositary shares will be listed on any securities exchange.

    - Whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities.

    - Any other terms of the depositary shares.

    If applicable, the prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

    Depositary receipts will be exchangeable for new depositary receipts of different denominations. We will not impose a service charge for any permitted transfer or exchange of depositary receipts, but we may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock of the series represented by the depositary share, to all rights and preferences of the preferred stock represented by the depositary share, including dividend, voting and liquidation rights and any redemption, conversion or exchange rights.

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DIVIDENDS AND OTHER DISTRIBUTIONS

    The preferred stock depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to record holders of depositary shares.

    In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

    The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary shares.

WITHDRAWAL OF PREFERRED STOCK

    Upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary (unless the related shares of preferred stock have previously been called for redemption), the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder's order, the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, or if the holder would otherwise be entitled to a fractional share of preferred stock, the preferred stock depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

REDEMPTION OF DEPOSITARY SHARES

    Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the preferred stock depositary the redemption price of the preferred stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.

    After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.

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CONVERSION AND EXCHANGE

    Depositary shares are not convertible into or exchangeable for common stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for common stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preferred stock depositary with written instructions to convert or exchange the preferred stock into whole shares of common stock or other securities, as specified in the related prospectus supplement. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder the whole shares of common stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which holders of one or more series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preferred stock depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with each holder's instructions. The preferred stock depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holders of depositary shares representing the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preferred stock depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder's depositary receipt and receive the related preferred stock, as discussed above under "Withdrawal of Preferred Stock".

    We may terminate the deposit agreement at any time upon not less than 60 days' prior written notice to the preferred stock depositary. In that case, the preferred stock depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preferred stock to which the holder is entitled, together with cash in lieu of any fractional share.

    The deposit agreement will terminate automatically after all the related preferred stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution

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in respect of the preferred stock represented by the depositary shares in connection with our liquidation, dissolution or winding up.

CHARGES OF PREFERRED STOCK DEPOSITARY

    Except as provided in the prospectus supplement, we will pay the fees and expenses of the preferred stock depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

MISCELLANEOUS

    The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the preferred stock. Neither the preferred stock depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preferred stock depositary's or our control in performing the preferred stock depositary's or our respective obligations under the deposit agreement. The obligations of the preferred stock depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preferred stock depositary's or our respective duties thereunder, and neither the preferred stock depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished.

RESIGNATION AND REMOVAL OF PREFERRED STOCK DEPOSITARY

    The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, the resignation or removal to take effect upon the appointment of a successor preferred stock depositary. The successor preferred stock depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

    We may issue (either separately or together with other offered securities) shares of our common stock. Under our certificate of incorporation, we are authorized to issue up to 600,000,000 shares of our common stock. You should read the prospectus supplement relating to an offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices and dividend information relating to our common stock. See "Description of Outstanding Capital Stock" below.

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                         DESCRIPTION OF COMMON WARRANTS

    We may issue (either separately or together with other offered securities) warrants to purchase common stock ("offered common warrants"). We will issue the common warrants under warrant agreements (each a "common warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "common warrant agent"), identified in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement. We urge you to read the common warrant agreement because it, and not this description, defines your rights as a holder of common warrants. We have filed the form of common warrant agreement as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the common warrant agreement.

GENERAL

    You should read the prospectus supplement for the terms of the offered common warrants, including the following:

    - The title and aggregate number of the common warrants.

    - The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

    - The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

    - Any optional redemption terms.

    - The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

    - Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

    - The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

    - Any other terms of the common warrants.

    The prospectus supplement will also contain a discussion of the United States federal income tax considerations relevant to the offering.

    Certificates representing common warrants will be exchangeable for new common warrant certificates of different denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement.

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EXERCISE OF COMMON WARRANTS

    Each offered common warrant will entitle the holder thereof to purchase the number of shares of our common stock at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

    Offered common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Offered common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

    If fewer than all of the offered common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

MODIFICATIONS

    There are three types of changes we can make to a common warrant agreement and the common warrants issued thereunder.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

    - accelerate the expiration date;

    - reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

    - otherwise materially and adversely affect the rights of the holders of the common warrants.

    CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

    CHANGES REQUIRING A MAJORITY VOTE. Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

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COMMON WARRANT ADJUSTMENTS

    The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

NO RIGHTS AS STOCKHOLDERS

    Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

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                        DESCRIPTION OF CURRENCY WARRANTS

    We may issue (either separately or together with other offered securities) currency warrants (the "offered currency warrants"). We may issue the offered currency warrants:

    - in the form of currency put warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to purchase a designated amount of U.S. dollars for a designated amount of a specified foreign currency (a "base currency"),

    - in the form of currency call warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to sell a designated amount of U.S. dollars for a designated amount of a base currency or

    - in another form as may be specified in the applicable prospectus supplement.

A currency warrant will not require or entitle the owners to sell, deliver, purchase or take delivery of any base currency. The currency warrants will be issued under warrant agreements (each a "currency warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "currency warrant agent"), identified in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the currency warrants and currency warrant agreement. We urge you to read the currency warrant agreement because it, and not this description, defines your rights as a holder of currency warrants. We have filed the form of currency warrant agreement as an exhibit to the registration statement that we filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the currency warrant agreement.

GENERAL

    You should read the prospectus supplement for the terms of the offered currency warrants, including the following:

    - The title and aggregate number of the currency warrants.

    - The material risk factors relating to the currency warrants.

    - Whether the currency warrants will be currency put warrants, currency call warrants, both puts and calls or otherwise.

    - The formula for determining the cash settlement value, if applicable, of each currency warrant.

    - The procedures and conditions relating to the exercise of the currency warrants.

    - The date on which the right to exercise the currency warrants will commence and the date (the "currency warrant expiration date") on which this right will expire.

    - The circumstances, in addition to their automatic exercise upon the currency warrant expiration date, that will cause the currency warrants to be deemed to be automatically exercised.

    - Any minimum number of the currency warrants that must be exercised at any one time, other than upon automatic exercise.

    - Whether the currency warrants are to be issued with any other offered securities and, if so, the amount and terms of these other securities.

    - Any other terms of the currency warrants.

    The prospectus supplement will also contain a discussion of the federal income tax considerations relevant to the offering.

    If currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration. The currency warrants are expected to be "out-of-the-money" (I.E., the cash settlement value will be zero) when initially sold and will be "in-the-money" (I.E., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the price determined for the base currency in the prospectus supplement (the "strike price") or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent one U.S. dollar is worth less than the strike price.

    "Cash settlement value" on an exercise date (as this term will be defined in the prospectus supplement) is an amount that is the greater of:

    - zero, and

    - the amount computed, in the case of currency put warrants, by subtracting from a constant or, in the case of currency call warrants, by subtracting the constant from, an amount equal to the constant multiplied by a fraction, the numerator of which is the strike price and the denominator of which is the spot exchange rate of the base currency for U.S. dollars on the exercise date (the "spot rate"), as the spot rate is determined pursuant to the currency warrant agreement.

Information concerning the historical exchange rates for the base currency will be included in the prospectus supplement.

    There will be a time lag between the time that an owner of currency warrants gives instructions to exercise the currency warrants and the time that the spot rate relating to the exercise is determined, as described in the prospectus supplement.

    Currency warrants will be our unsecured contractual obligations and will rank on a parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Unless otherwise provided in the prospectus supplement, each issue of currency warrants will be issued in book-entry form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominee. Owners will generally not be entitled to receive definitive certificates representing currency warrants. An owner's ownership of a currency warrant will be recorded on or through the records of the bank, broker or other financial institution that maintains the owner's account. In turn, the total number of currency warrants held by an individual bank, broker or other financial institution for its clients will be maintained on the records of the depositary. Transfer of ownership of any currency warrant will be effected only through the selling owner's brokerage firm. Neither the currency warrant agent nor we will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests of global currency warrant certificates or for maintaining, supervising or reviewing records relating to the beneficial ownership interests.

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
    The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the appropriate depositary participant. Each participant will be responsible for disbursing the payments to the beneficial owners of the currency warrants that it represents and to each bank, broker or other financial institution for which it acts as agent. Each bank, broker or other financial institution will be responsible for disbursing funds to the beneficial owners of the currency warrants that it represents.

    If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue currency warrants in definitive form, in exchange for the global currency warrant. In addition, we may at any time determine not to have the currency warrants represented by a global currency warrant and, in that event, will issue currency warrants in definitive form, in exchange for the global currency warrant. In either instance, an owner of a beneficial interest in the global currency warrant will be entitled to have a number of currency warrants equivalent to the beneficial interest registered in its name and will be entitled to physical delivery of the currency warrants in definitive form.

EXERCISE OF CURRENCY WARRANTS

    Unless otherwise provided in the prospectus supplement, each currency warrant will entitle the owner to the cash settlement value of the currency warrant on the applicable exercise date. If not exercised prior to a specified time on the fifth business day preceding the currency warrant expiration date, currency warrants will be automatically exercised on the currency warrant expiration date.

LISTING

    Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any currency warrants, unless otherwise provided in the prospectus supplement. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the exchange, currency warrants not previously exercised will be automatically exercised on the date the delisting or permanent trading suspension becomes effective. The applicable currency warrant agreement will contain a covenant by us not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the applicable exchange.

MODIFICATIONS

    A currency warrant agreement and the terms of the currency warrants issued thereunder may be amended by the currency warrant agent and us, without the consent of the registered holders or beneficial owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the beneficial owners.

    The currency warrant agent and we also may modify or amend a currency warrant agreement and the terms of the currency warrants issued thereunder with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised currency warrants affected thereby, provided that no modification or amendment that decreases the strike price in the case of a currency put warrant, increases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose beneficial owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants, may be made without the consent of each beneficial owner affected thereby.

ENFORCEABILITY OF RIGHTS BY HOLDERS; GOVERNING LAW

    The currency warrant agent will act solely as our agent in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder thereof. The currency warrant agent will have no duty or responsibility in case of any default by us in the performance of our obligations under the currency warrant agreement or a currency warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us. Beneficial owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants. Except as may otherwise be provided in the prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by the laws of the State of New York.

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
               DESCRIPTION OF INDEXED WARRANTS AND OTHER WARRANTS

    We may issue (either separately or together with other offered securities) shelf warrants (the "offered shelf warrants"). Subject to compliance with applicable law, the offered shelf warrants may be issued for the purchase or sale of debt securities of, or guaranteed by, the United States or units of a stock index or stock basket (collectively, "exercise items"). Shelf warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in the prospectus supplement. The shelf warrants will be issued under warrant agreements (each a "shelf warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "shelf warrant agent"), identified in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the shelf warrants and shelf warrant agreement. We urge you to read the shelf warrant agreement because it, and not this description, defines your rights as a holder of shelf warrants. We have filed the form of shelf warrant agreement as an exhibit to the registration statement that we filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the shelf warrant agreement.

GENERAL

    You should read the prospectus supplement for the terms of the offered shelf warrants, including the following:

    - The title and aggregate number of the shelf warrants.

    - The material risk factors relating to the shelf warrants.

    - The exercise items that the shelf warrants represent the right to buy or sell.

    - The procedures and conditions relating to the exercise of the shelf warrants.

    - The date on which the right to exercise the shelf warrants will commence and the date on which this right will expire.

    - The national securities exchange on which the shelf warrants will be listed, if any.

    - Any other material terms of the shelf warrants.

    The prospectus supplement will also set forth information concerning any other securities offered thereby and will contain a discussion of the United States federal income tax considerations relevant to the offering.

    If the shelf warrants relate to the purchase or sale of debt securities of, or guaranteed by, the United States, it is currently expected that the shelf warrants will be listed on a national securities exchange. The prospectus supplement relating to the shelf warrants will describe the amount and designation of the debt securities covered by each shelf warrant, whether the shelf warrants provide for cash settlement or delivery of the shelf warrants upon exercise and the national securities exchange, if any, on which the shelf warrants will be listed.

    If the shelf warrants relate to the purchase or sale of a unit of a stock index or a stock basket, the shelf warrants will provide for payment of an amount in cash determined by reference to increases or decreases in the stock index or stock basket. It is currently expected that these shelf warrants will be listed on a national securities exchange. The prospectus supplement relating to the shelf warrants will describe the terms of the shelf warrants, the stock index or stock basket covered by the shelf warrants and the market to which the stock

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
index or stock basket relates and the national securities exchange, if any, on which the shelf warrants will be listed.

    Shelf warrant certificates:

    - may be exchanged for new shelf warrant certificates of different denominations,

    - if in registered form, may be presented for registration of transfer, and

    - may be exercised, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement.

    Shelf warrants may be issued in the form of a single global shelf warrant certificate registered in the name of the nominee of the depositary of the shelf warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by us, for an interest in a global shelf warrant certificate, as set forth in the applicable prospectus supplement. Prior to the exercise of their shelf warrants, holders thereof will not have any rights under the warrants:

    - to purchase or sell any debt securities of, or guaranteed by, the United States or to receive any settlement value therefor, or

    - to receive any settlement value in respect to any unit of a stock index or stock basket.

EXERCISE OF SHELF WARRANTS

    Each offered shelf warrant will entitle the holder to purchase or sell such amount of debt securities of, or guaranteed by, the United States at the exercise price, or receive the settlement value in respect of a stock index or stock basket, as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the shelf warrants or as otherwise set forth in the prospectus supplement. Shelf warrants may be exercised at any time on the dates set forth in the prospectus supplement relating to the shelf warrants or as may be otherwise set forth in the prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, after the close of business on the applicable expiration date (as that date may be extended by us), unexercised shelf warrants will be void.

    Unless otherwise provided in the prospectus supplement, offered shelf warrants may be exercised by delivery of a properly completed shelf warrant certificate to the shelf warrant agent and, if required and if the shelf warrant does not provide for cash settlement, payment of the amount required to purchase the exercise items purchasable upon exercise. Shelf warrants will be deemed to have been exercised upon receipt of the shelf warrant certificate and any payment, if applicable, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement and we will, as soon as practicable thereafter, buy or sell the debt securities of, or guaranteed by, the United States or pay the settlement value therefor. If fewer than all of the shelf warrants represented by the shelf warrant certificate are exercised, a new shelf warrant certificate will be issued for the remaining shelf warrants. The holder of an offered shelf warrant will be required to pay any tax or other governmental charge that may be imposed.

MODIFICATIONS

    A shelf warrant agreement and the terms of the shelf warrants issued thereunder may be amended by the shelf warrant agent and us, without the consent of the holders or the owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, for the purpose of appointing a successor depositary, for the purpose of issuing shelf warrants in definitive form, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the owners.

    The shelf warrant agent and we also may modify or amend a shelf warrant agreement and the terms of the shelf warrants issued thereunder with the consent of the owners of not less than a majority in number of the then outstanding unexercised shelf warrants affected thereby, provided that no modification or amendment that decreases the exercise price in the case of put warrants, increases the exercise price in the case of call warrants, shortens the period of time during which the shelf warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the shelf warrants or reduces the number of outstanding shelf warrants the consent of whose owners is required for modification or amendment of the shelf warrant agreement or the terms of the shelf warrants, may be made without the consent of each owner affected thereby.

RISK FACTORS RELATING TO THE SHELF WARRANTS

    The shelf warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable exercise item, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the shelf warrants and will be more fully described in the prospectus supplement.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

    Our authorized capital stock consists of (i) 600,000,000 shares of common stock, $1.00 par value per share, and (ii) 9,000,000 shares of preferred stock, $1.00 par value per share.

    On April 30, 2002, we had outstanding

    - 238,409,353 shares of common stock,

    - employee stock options to purchase an aggregate of 23,510,038 shares of common stock (of which options to purchase an aggregate of 13,436,217 shares of common stock were currently exercisable) and

    - rights to purchase series A participating preferred stock, $1.00 par value (the "series A preferred stock").

    No preferred stock had been issued as of that date, although rights to purchase the series A preferred stock had been distributed to holders of our common stock under the rights agreement, as further described below. A maximum of 1,000,000 shares of series A preferred stock is currently authorized for issuance upon exercise of these rights. See "Rights Plan" below.

    Because this section is a summary, it does not describe every aspect of our capital stock. We urge you to read our certificate of incorporation, by-laws and the rights agreement (the "rights agreement") between us and The Bank of New York, rights agent, because they, and not this description, define your rights as a holder of our capital stock. We have filed our certificate of incorporation, by-laws and the rights agreement with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain copies of these documents.

COMMON STOCK

    Subject to the rights of the holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. See also "Description of Preferred Stock--Dividends". Certain of our credit agreements contain provisions requiring the maintenance of a minimum consolidated tangible net worth. Under these provisions, our total consolidated retained earnings balance of $3,808.6 million at April 30, 2002 was free of restrictions as to the payment of dividends or acquisition of common stock.

    Each holder of common stock is entitled to one vote for each share held on all matters voted upon by our stockholders, including the election of directors. The common stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See "Description of Preferred Stock--Voting Rights" for a discussion of the voting rights of any preferred stock that might be issued in the future.

    In the event of our voluntary or involuntary liquidation, dissolution or winding up, after the payment or provision for payment of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of our common stock are entitled to share ratably in our remaining assets.

    The outstanding shares of our common stock are, and any shares of common stock offered under this prospectus and a prospectus supplement upon issuance and payment therefor will be, fully paid and non-assessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.

    Our common stock is listed on the New York Stock Exchange (symbol "DE"), the Chicago Stock Exchange and the Frankfurt (Germany) Stock Exchange. The transfer agent and registrar is The Bank of New York.

    CLASSIFICATION OF BOARD OF DIRECTORS. Our Board of Directors is divided into three approximately equal classes, having staggered terms of office of three years each. The effect of a classified Board of Directors may be to make it more difficult to acquire control of us.

    DELAWARE GENERAL CORPORATION LAW SECTION 203. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware ("Delaware Section 203"), the "business combination" statute. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

    - prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

    - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware
      Section 203), or

    - on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder".

"Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. Our certificate of incorporation does not exclude us from the restrictions imposed under Delaware Section 203 and Delaware Section 203 could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

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RIGHTS PLAN

    Our rights agreement provides that attached to each share of our common stock is one right (a "right") that, when exercisable, entitles the holder of the right to purchase one three hundredth of a share of series A preferred stock at a purchase price (the "rights purchase price") of $225, subject to adjustment. The number of rights attached to each share of common stock is subject to adjustment. In certain events (including when a person or group becomes the owner of 15% or more of our common stock or a merger or other transaction with an entity controlled by such an acquiring person or group), exercise of the rights would entitle the holders thereof (other than the acquiring person or group) to receive shares of our common stock or of the common stock of a surviving corporation, or cash, property or other securities, with a market value equal to twice the rights purchase price. Accordingly, exercise of the rights may cause substantial dilution to a person who attempts to acquire us. After the time that the rights become exercisable, our Board of Directors, under certain circumstances, may redeem the rights for a share of common stock or the preferred stock equivalent.

    The rights automatically attach to each outstanding share of common stock, including any shares offered under this prospectus and a prospectus supplement. There is no monetary value presently assigned to the rights, and they will not trade separately from our common stock unless and until they become exercisable. The rights, which expire on December 31, 2007, may be redeemed at a price of $.01 per right at any time until the tenth day following an announcement that an individual, corporation or other entity has acquired 15% or more of our outstanding common stock, except as otherwise provided in the rights agreement.

    The rights agreement may have certain antitakeover effects, although it is not intended to preclude any acquisition or business combination that is at a price that is fair and adequate and in the best interests of us and our stockholders as determined by our Board of Directors. However, a stockholder could potentially disagree with the Board's determination of what constitutes a fair and adequate offer.

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                              PLAN OF DISTRIBUTION

    We may sell the offered securities:

    - through agents;

    - to or through underwriters; or

    - directly to other purchasers.

    Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

    We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

    In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

    We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act or contribute to payments they may be required to make in respect of such liabilities.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

    If so indicated in the prospectus supplement relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

                                 LEGAL OPINIONS

    The validity of the securities will be passed upon for us by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, for John Deere B.V. by Baker & McKenzie, Leidseplein 29, P.O. Box 2720, 1000 CS Amsterdam, The Netherlands and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019.

                                    EXPERTS

    The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

-----------------------------------------
-----------------------------------------

                                     [LOGO]

                                   U.S. $  -

                                DEERE & COMPANY
                          MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                JOHN DEERE B.V.
                               MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE
                 UNCONDITIONALLY GUARANTEED BY DEERE & COMPANY

                          ----------------------------

                             PROSPECTUS SUPPLEMENT

                          ----------------------------

                         BANC OF AMERICA SECURITIES LLC

                         BANC ONE CAPITAL MARKETS, INC.

                                  BNP PARIBAS

                           CREDIT SUISSE FIRST BOSTON

                            DEUTSCHE BANK SECURITIES

                                    JPMORGAN

                              MERRILL LYNCH & CO.

                              SALOMON SMITH BARNEY

                                          , 2002

-----------------------------------------
-----------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $       92
Printing and engraving......................................     175,000
Legal fees and expenses.....................................     275,000
Accounting fees.............................................      70,000
Trustees fees...............................................      60,000
Blue sky fees and expenses..................................      15,000
Rating agency fees..........................................     380,000
Miscellaneous...............................................      24,908
                                                              ----------
    Total...................................................  $1,000,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DEERE & COMPANY

    Section 145 of the General Corporation Law of Delaware authorizes Deere & Company to indemnify its directors or officers under specified circumstances. Article seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

    Deere & Company has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by Deere & Company in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of Deere & Company against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

    The directors and officers of Deere & Company are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

JOHN DEERE B.V.

    In general, under Dutch law a B.V. may indemnify its Managing Director in the event that he is liable to a third party for damages caused in his capacity as Managing Director, unless the liability results from his gross negligence or intentional misconduct.

    Besides the general concept of tort liability, Netherlands law contains various specific statutory provisions on the personal civil law liability of the Managing Directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the Managing Director to be seriously at fault, and towards third parties. Third party liability may inter alia (but not limitative) result from (i) acquisition of the B.V.'s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual or interim accounts of the B.V., (iii) unpaid social security premiums and certain taxes and (iv) in the event of the B.V.'s bankruptcy, improper performance if such performance is the cause of the bankruptcy; such improper performance is presumed in the event of failure to comply with certain statutory bookkeeping duties.

    The Articles of Association of John Deere B.V. do not contain any provisions on the indemnification by John Deere B.V. of its Managing Directors. Under Netherlands law obtaining insurance on Managing Directors is permitted. Insurance in respect of any liability resulting from intentional misconduct cannot normally be obtained.

    Section 145 of the General Corporation Law of Delaware authorizes Deere & Company to indemnify persons who serve as Managing Directors of John Deere B.V. at the request of Deere & Company under specified circumstances. Article seventh of the restated Certificate of Incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons under certain circumstances.

DEERE & COMPANY AND JOHN DEERE B.V.

    Section 6 of the underwriting agreement basic provisions filed as a part of exhibits 1.1, 1.2, 1.3 and 1.4 to this registration statement and Section 8 of the Distribution Agreements filed as exhibits 1.5 and 1.6 to this registration statement provide for indemnification of directors, officers who sign the registration statement and controlling persons of Deere & Company and/or John Deere B.V., as the case may be, by the underwriters or agents, as the case may be, and for indemnification of each underwriter or agent and its controlling persons by Deere & Company and/or John Deere B.V., against certain liabilities. Similar provisions are contained in agreements entered into between Deere & Company and groups of underwriters or agents on past occasions.

ITEM 16. LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Deere & Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
       Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on July 9, 2002.

                                                      DEERE & COMPANY

                                                      By:            /s/ NATHAN J. JONES
                                                          -----------------------------------------
                                                                       Nathan J. Jones
                                                                  SENIOR VICE PRESIDENT AND
                                                                   CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                               POWER OF ATTORNEY

    EACH PERSON SIGNING BELOW ALSO HEREBY APPOINTS ROBERT W. LANE, NATHAN J. JONES AND MICHAEL A. HARRING, AND EACH OF THEM SINGLY, HIS OR HER LAWFUL ATTORNEY-IN-FACT WITH FULL POWER TO EXECUTE AND FILE ANY AMENDMENTS TO THE REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS, AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE TO ENABLE DEERE & COMPANY TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION.

                SIGNATURE                                   TITLE                      DATE
                ---------                                   -----                      ----
            /s/ JOHN R. BLOCK
    ---------------------------------       Director                               July 9, 2002
              John R. Block

          /s/ CRANDALL C. BOWLES
    ---------------------------------       Director                               July 9, 2002
            Crandall C. Bowles

          /s/ T. KEVIN DUNNIGAN
    ---------------------------------       Director                               July 9, 2002
            T. Kevin Dunnigan

          /s/ LEONARD A. HADLEY
    ---------------------------------       Director                               July 9, 2002
            Leonard A. Hadley

            /s/ DIPAK C. JAIN
    ---------------------------------       Director                               July 9, 2002
              Dipak C. Jain

                SIGNATURE                                   TITLE                      DATE
                ---------                                   -----                      ----
                                            Senior Vice President and
           /s/ NATHAN J. JONES                Chief Financial Officer
    ---------------------------------         (Principal Financial Officer and     July 9, 2002
             Nathan J. Jones                  Principal Accounting Officer)

           /s/ ARTHUR L. KELLY
    ---------------------------------       Director                               July 9, 2002
             Arthur L. Kelly

              /s/ R. W. LANE                Chairman, Chief Executive Officer,
    ---------------------------------         and Director                         July 9, 2002
                R. W. Lane                    (Principal Executive Officer)

          /s/ ANTONIO MADERO B.
    ---------------------------------       Director                               July 9, 2002
            Antonio Madero B.

          /s/ THOMAS H. PATRICK
    ---------------------------------       Director                               July 9, 2002
            Thomas H. Patrick

            /s/ JOHN R. WALTER
    ---------------------------------       Director                               July 9, 2002
              John R. Walter

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on July 9, 2002.

                                                      JOHN DEERE B.V.

                                                      By:          /s/ JAMES R. JABANOSKI
                                                          -----------------------------------------
                                                                     James R. Jabanoski
                                                                      MANAGING DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                               POWER OF ATTORNEY

    EACH PERSON SIGNING BELOW ALSO HEREBY APPOINTS LEON A. G. STERNHEIM,
JAMES R. JABANOSKI AND MICHAEL A. HARRING, AND EACH OF THEM SINGLY, HIS OR HER LAWFUL ATTORNEY-IN-FACT WITH FULL POWER TO EXECUTE AND FILE ANY AMENDMENTS TO THE REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE TO ENABLE JOHN DEERE B.V. TO COMPLY WITH THE PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1933 AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION.

                SIGNATURE                                   TITLE                      DATE
                ---------                                   -----                      ----
         /s/ LEON A. G. STERNHEIM           Managing Director
    ---------------------------------         (principal financial officer and     July 9, 2002
           Leon A. G. Sternheim               principal accounting officer)

          /s/ JAMES R. JABANOSKI
    ---------------------------------       Managing Director                      July 9, 2002
            James R. Jabanoski                (principal executive officer)

                                 EXHIBIT INDEX

     EXHIBIT                                                                    PAGE
     --------                                                                 --------
  *    1.1      Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities (Exhibit 1.1 to
                Deere & Company's registration statement on Form S-3
                no. 33-54149)

  *    1.2      Proposed forms of terms agreement and underwriting agreement basic provisions for Equity Securities (domestic tranche)
                (Exhibit 1.2 to Deere & Company's registration statement on
                Form S-3 no. 33-54149)

  *    1.3      Proposed form of terms agreement and underwriting agreement basic provisions for Equity Securities (international
                tranche) (Exhibit 1.3 to Deere & Company's registration
                statement on Form S-3 no. 33-54149)

  *    1.4      Proposed form of terms agreement and underwriting agreement basic provisions for guaranteed debt securities
                (Exhibit 1.3 to Deere & Company's Form 8-K dated March 30,
                2001, file no. 1-4121)

  *    1.5      Proposed form of distribution agreement among Deere &
                Company and agents for medium-term notes (Exhibit 1.1 to
                Deere & Company's Form 8-K dated March 30, 2001, file
                no. 1-4121)

  *    1.6      Proposed form of distribution agreement among John
                Deere B.V., Deere & Company and agents for medium-term
                notes (Exhibit 1.2 to Deere & Company's Form 8-K dated
                March 30, 2001, file no. 1-4121)

  *    4.1      Senior indenture dated October 1, 1998 between Deere &
                Company and JPMorgan Chase Bank (formerly The Chase
                Manhattan Bank) (Exhibit 4.1 to Deere & Company's Form 10-K
                for the year ended October 31, 1998, file no. 1-4121)

  *    4.2      Proposed form of senior fixed rate redeemable or
                non-redeemable note (Exhibit 4.2 to Deere & Company's
                registration statement on Form S-3 no. 33-54149)

  *    4.3      Proposed form of senior floating rate medium-term note
                (Exhibit 4.1 to Deere & Company's Form 8-K dated March 30,
                2001, file no. 1-4121)

  *    4.4      Subordinated indenture dated March 15, 1999 between Deere &
                Company and The Bank of New York (Exhibit 4.3 to Deere &
                Company's registration statement on Form S-3 no. 333-47264)

  *    4.5      Proposed form of subordinated fixed rate redeemable or
                non-redeemable note (Exhibit 4.4 to Deere & Company's
                registration statement on Form S-3 no. 33-54149)

  *    4.6      Proposed form of subordinated floating rate medium-term note
                (Exhibit 4.2 to Deere & Company's Form 8-K dated March 30,
                2001, file no. 1-4121)

  *    4.7      Proposed form of senior indenture for guaranteed debt
                securities among John Deere B.V., as issuer, Deere &
                Company, as guarantor and JPMorgan Chase Bank (formerly The
                Chase Manhattan Bank) trustee (Exhibit 4.5 to Deere &
                Company's registration statement on Form S-3
                no. 333-47264)

  *    4.8      Proposed form of guaranteed fixed rate redeemable and
                non-redeemable note (Exhibit 4.5 to Deere & Company's
                Form 8-K dated March 30, 2001, file no. 1-4121)

     EXHIBIT                                                                    PAGE
     --------                                                                 --------
  *    4.9      Proposed form of guaranteed fixed rate medium-term note
                (Exhibit 4.3 to Deere & Company's Form 8-K dated March 30,
                2001, file no. 1-4121)

  *    4.10     Proposed form of guaranteed floating rate medium-term note
                (Exhibit 4.4 to Deere & Company's Form 8-K dated March 30,
                2001, file no. 1-4121)

  *    4.11     Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.5 to Deere &
                Company's registration statement on Form S-3 no. 33-54149)

  *    4.12     Proposed form of deposit agreement (including proposed form of depositary receipt) (Exhibit 4.12 to Deere & Company's
                registration statement on Form S-3 no. 33-54149)

  *    4.13     Proposed form of common stock warrant agreement
                (Exhibit 4.6 to Deere & Company's registration statement on
                Form S-3 no. 33-54149)

  *    4.14     Proposed form of currency warrant agreement (including
                proposed form of currency warrant certificate) (Exhibit 4.4 to Deere & Company's registration statement on Form S-3
                no. 33-46513)

  *    4.15     Proposed form of shelf (other) warrant agreement (including proposed form of shelf (other) warrant certificate)
                (Exhibit 4.5 to Deere & Company's registration statement on
                Form S-3 no. 33-46513)

  *    4.16     Rights Agreement between the registrant and The Bank of New
                York, Rights Agent, dated as of December 3, 1997 (Exhibit 1 to Form 8-A filed December 10, 1997, file no. 1-4121)

  *    4.17     Form of Certificate of Designation, Preferences and Rights
                of Series A Participating Preferred Stock (Exhibit 2 to
                Form 8-A filed December 10, 1997, file no. 1-4121)

 **    5.1      Opinion of Shearman & Sterling

 **    5.2      Opinion of Baker & McKenzie

 **    8        Tax Opinion of Shearman & Sterling with respect to
                medium-term note prospectus supplement

  *   12        Deere & Company and Consolidated Subsidiaries--computation of ratio of earnings before fixed charges to fixed charges
                (Exhibit 12 to Form 10-Q of Deere & Company for the quarter ended April 30, 2002; file no. 1-4121)

 **   23.1      Consent of Deloitte & Touche LLP

 **   23.2      Consent of Shearman & Sterling (included in their opinion
                filed as exhibit 5.1)

 **   23.3      Consent of Baker & McKenzie (included in their opinion filed as Exhibit 5.2)

 **   23.4      Consent of Shearman & Sterling (included in their opinion
                filed as Exhibit 8)

 **   24        Power of Attorney (included on signature page)

 **   25.1      Statement of eligibility of JPMorgan Chase Bank under the
                Trust Indenture Act of 1939 on form T-1 relating to the
                senior indenture

 **   25.2      Statement of eligibility of The Bank of New York under the
                Trust Indenture Act of 1939 on form T-1 relating to the
                subordinated indenture

     EXHIBIT                                                                    PAGE
     --------                                                                 --------
 **   25.3      Statement of eligibility of JPMorgan Chase Bank under the
                Trust Indenture Act of 1939 on form T-1 relating to the
                guaranteed senior debt indenture

      99        None

------------------------

*   Incorporated by reference.

**  Filed herewith.